Filed Pursuant to Rule 424(b)(5)
Registration No. 333-149623

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
5.25% Convertible Notes due 2014	$575,000,000	100%	$575,000,000	$32,085

(1)	Includes principal amount of notes which may be purchased by the underwriters to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(r) promulgated under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-149623

Prospectus Supplement

(To Prospectus Dated March 10, 2008)

$500,000,000

Alcoa Inc.

5.25% Convertible Notes due 2014

We are offering $500,000,000 aggregate principal amount of our 5.25% Convertible Notes due 2014 (the “notes”). The notes will bear interest at a rate of 5.25% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009 and will mature on March 15, 2014, unless earlier repurchased or converted.

Holders may convert their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the delivery of shares of common stock to holders upon conversion. We will deliver cash in lieu of any fractional shares of common stock issuable upon conversion.

The initial conversion rate will be 155.4908 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $6.43 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction in certain circumstances.

We may not redeem the notes at our option prior to maturity. If we undergo a fundamental change, as described in this prospectus supplement, holders may require us to repurchase the notes in whole or in part for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

The notes will rank equally with all our existing and future unsecured senior debt and senior to all our future subordinated debt. The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “AA.” The last reported sale price of our common stock on the New York Stock Exchange on March 18, 2009 was $5.48 per share.

Concurrently with this offering of notes, under a separate prospectus supplement, we are offering 150,000,000 shares of our common stock in an underwritten public offering (or 172,500,000 shares if the underwriters exercise their over-allotment option with respect to that offering in full). Neither the completion of this offering nor of the common stock offering is contingent on the completion of the other.

Investing in the notes or our common stock issuable upon conversion of the notes involves significant risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(1)
Public offering price	100%	$500,000,000
Underwriting discount	2.25%	$11,250,000
Proceeds to us (before expenses)	97.75%	$488,750,000

(1)	We have granted the underwriters an option exercisable within 30 days from the date of this prospectus supplement to purchase up to an additional $75,000,000 principal amount of notes at the public offering price, less the underwriting discount, to cover over-allotments, if any.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company and its participants, including Clearstream and the Euroclear system, on or about March 24, 2009.

Joint Book-Running Managers

Credit Suisse	Morgan Stanley	Barclays Capital	Citi

Lead Manager

Deutsche Bank Securities

Co-Managers

ANZ Securities, Inc.	Mitsubishi UFJ Securities

March 18, 2009

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus dated March 10, 2008, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes and our common stock, see “Description of Notes” and “Description of Common Stock” in this prospectus supplement and in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the notes, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described in this prospectus supplement under “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless indicated otherwise, or the context otherwise requires, references in this document to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information in the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Definitive Proxy Statement on Form DEF 14A filed March 16, 2009; and

•	Current Reports on Form 8-K (or Form 8-K/A) filed January 7, 2009 and March 16, 2009.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus supplement and the accompanying prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the accompanying prospectus is a part and its exhibits, at no cost to you by contacting us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “projects,” “should,” “will” or other similar words. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Alcoa disclaims any intention or obligation (other than as required by law) to update or revise any forward-looking statements.

The following are some of the important factors that could cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements:

•	Uncertainties regarding the duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on Alcoa;

•	Material adverse changes in aluminum industry conditions generally, including global supply and demand conditions for aluminum, alumina and aluminum products;

•	Fluctuations in commodity prices, especially the price of aluminum on the London Metal Exchange, including sustained declines or further deterioration in aluminum prices;

•

Changes, including further deterioration, in the key markets served by Alcoa, including the commercial transportation, automobile, aerospace, building and construction, packaging, oil and gas, defense and industrial markets;

•

Alcoa’s inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, improvement in profitablity and margins, or strengthening of operations anticipated by management in connection with its restructuring, portfolio streamlining and liquidity strengthening activities;

•	Significant increases in power or energy costs, including electricity, natural gas and fuel oil, or interruption or unavailability of energy supplies for Alcoa’s operations;

•	Significant increases in the costs of other raw materials, including carbon products, caustic soda and other key inputs;

•

Further downgrades in Alcoa’s credit ratings, material increases in Alcoa’s cost of borrowing, an inability to access the credit or capital markets, or the failure of financial institutions to fulfill their commitments to Alcoa under committed credit facilities;

•

Declines in the rate used to discount future estimated liabilities and expenses for pensions and other post-retirement benefits or in the rate of return on plan assets, or changes in employee workforce assumptions used for such estimates;

•	Political, economic and regulatory risks in the countries in which Alcoa operates or sells products, including fluctuations in foreign currency exchange rates and interest rates;

•	Outcomes of significant legal proceedings or investigations, or changes in laws and regulations, including those affecting environmental, health or safety compliance;

•	Uncertainties regarding the impact of climate change, climate change regulations or greenhouse effects;

•	Changes in relationships with, or in the financial or business condition of, customers and suppliers;

•	Changes in competitive conditions, including actions by competitors and developments in technology and products; and

•	Factors affecting Alcoa’s operations such as equipment outages, labor disputes, supply disruptions or other unexpected events.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” beginning on Page S-13 of this prospectus supplement, in “Forward-Looking Statements” on page 6 of the accompanying prospectus, and in our periodic reports referred to in “Where You Can Find More Information” above, including in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2008: Part I, Item 1A (Risk Factors); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), including the disclosures under Segment Information and Environmental Matters; Part II, Item 7A (Quantitative and Qualitative Disclosures About Market Risks); and Note N to the Consolidated Financial Statements in Part II, Item 8 (Financial Statements and Supplementary Data).

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Except as otherwise noted, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the underwriters’ option to purchase additional notes.

Alcoa Inc.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (“LME”) and priced daily based on market supply and demand. Aluminum and alumina represent more than three-fourths of Alcoa’s revenues, and the price of aluminum influences the operating results of Alcoa. Non-aluminum products include precision castings and aerospace and industrial fasteners. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, and industrial applications.

Recent Developments

First Quarter 2009 Business Conditions

In connection with the public offerings, the company is providing the following updated information regarding first quarter 2009 business conditions:

Our first fiscal quarter ends March 31, 2009. Set forth below is a discussion of trends in our business during the first quarter. These statements are forward-looking statements that are based on management’s estimates and assumptions regarding our business. These statements are subject to risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed or implied in these statements. Some of the important factors that could cause our actual results to differ from those projected in these statements are set forth under “Forward Looking Statements.”

Our first quarter results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected pricing of and demand for aluminum, alumina and aluminum products. Primarily as a result of these factors, we expect to report a net loss for the quarter ending March 31, 2009.

Alumina prices—which are closely linked to aluminum prices—have continued to decline in the first quarter of 2009. We now anticipate those prices to be down approximately 34% versus the fourth quarter of 2008. We expect to report lower alumina production of approximately 350 thousand metric tons in the first quarter of 2009 as compared to the fourth quarter of 2008 as a result of our previously announced production curtailments.

Based on current LME cash prices, aluminum pricing is expected to decline 26% in the first quarter of 2009 as compared to the fourth quarter of 2008. Our aluminum input costs historically decline in relation to declines in LME aluminum prices, but cost declines typically lag aluminum price declines by close to a fiscal quarter, which delays the positive impact of input cost savings on our Primary Metals segment’s margins. Our realized aluminum pricing in the first quarter of 2009 is trending closer to spot market pricing, caused by a lower percentage of premium products in our sale mix. We expect to report lower aluminum production of approximately 100 thousand metric tons in the first quarter of 2009 compared to the fourth quarter of 2008 as a result of our previously announced production curtailments.

End market demand for aluminum products has continued to deteriorate in the first quarter of 2009. We have experienced reduced demand across the principal markets in our Flat-Rolled Products segment. Although our Engineered Products and Solutions segment has benefited from its strong position in certain markets, such as aerospace and industrial gas turbines, we have experienced continued weakness in the commercial transportation, automotive, and building and construction markets. We expect that productivity gains in each of our segments will somewhat mitigate end market weaknesses during the first quarter of 2009. In addition, we expect to benefit from the relative strength of the U.S. dollar compared to other major currencies during the first quarter of 2009.

Additionally, the company previously announced that it will be taking a loss related to the exiting of its investment in Shining Prospect Pte. Ltd. (see below). While that transaction will contribute more than $1 billion to 2009 cash flow, the after-tax loss is expected to impact first quarter results by approximately $120 million. This transaction will also result in the reversal of the unrealized loss recognized in accumulated other comprehensive loss through the transaction date.

Reduction of Common Stock Dividend

On March 16, 2009, we announced that our board of directors is reducing the quarterly dividend on our common stock from $0.17 per share to $0.03, effective with the dividend payable on May 25, 2009 to holders of record on May 8, 2009.

Exiting of Shining Prospect Special Purpose Vehicle

On February 12, 2009, Alcoa and Aluminum Corporation of China (“Chinalco”) entered into an agreement in which Chinalco will redeem the convertible senior secured note issued by a special purpose vehicle called Shining Prospect Pte. Ltd. (“SPPL”), a private limited liability company created solely for the purpose of acquiring shares of Rio Tinto plc (“RTP”). Alcoa had joined with Chinalco on February 1, 2008 to acquire 12% of the U.K. common stock of RTP for approximately $14 billion. Alcoa had contributed $1.2 billion of the $14 billion through the purchase of the note. Under the agreement executed on February 12, 2009, Alcoa will receive $1.021 billion in cash in three installments over a six-month period ending July 31, 2009. As a result of this transaction, Alcoa will recognize a non-cash after-tax loss of approximately $120 million related to its investment in SPPL in the first quarter of 2009. This transaction will also result in the reversal of the unrealized loss recognized in accumulated other comprehensive income through the transaction date (see Note I to Alcoa’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 for additional information).

Recent Actions by Credit Rating Agencies

On February 10, 2009, Standard and Poor’s Ratings Services (“S&P”) lowered its long-term debt rating of Alcoa from BBB+ to BBB- and its short-term debt rating from A-2 to A-3. S&P’s rating report stated that the changes in Alcoa’s ratings reflect uncertainties regarding the length and depth of the ongoing economic downturn; expectations of a long, slow economic recovery; S&P’s belief that Alcoa’s credit metrics will deteriorate significantly during 2009; and S&P’s concerns regarding Alcoa’s liquidity position. S&P removed all ratings from negative creditwatch; however, the current outlook remains negative based on expected weak earnings in 2009 and weak credit metrics based on the new S&P ratings. The report further stated that the S&P ratings reflect Alcoa’s strong business position as one of the largest integrated aluminum producers in the world, with broad product, business, and geographic diversity and efficient alumina operations.

On February 13, 2009, Moody’s Investors Service (“Moody’s”) lowered its long-term debt rating of Alcoa from Baa1 to Baa3 and its short-term debt rating from Prime-2 to Prime-3. Moody’s rating report stated that the changes in Alcoa’s ratings reflect the relatively weak debt protection measures, increased debt levels and leverage ratios, and negative free cash flow position of Alcoa going into a major economic downturn. Moody’s removed all ratings from negative credit watch and the current outlook was changed from negative to stable. The change in the outlook was based on Moody’s view that Alcoa will be able to materially reduce short-term debt outstanding due to the monetization of Alcoa’s investment in SPPL (see above), the anticipation that Alcoa will continue to focus on reducing cash consumption, and that liquidity will remain comfortably above requirements.

On February 13, 2009, Fitch Ratings (“Fitch”) lowered its long-term debt rating of Alcoa from BBB to BBB- and its short-term debt rating from F2 to F3. Fitch’s rating report stated that the changes in Alcoa’s ratings reflect lower earnings coupled with higher than expected debt levels resulting in higher financial leverage. Fitch also changed the current outlook from stable to negative. The report further stated that the Fitch ratings reflect Alcoa’s leading position in the industry, its strength in low-cost alumina production, and the operating flexibility afforded by the scope of the company’s operations.

A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Certain Litigation Proceedings

As previously reported in our other SEC filings, on July 21, 2008, the Teamsters Local #500 Severance Fund and the Southeastern Pennsylvania Transportation Authority (collectively, “Teamsters”) filed a shareholder derivative suit in the civil division of the Court of Common Pleas of Allegheny County, Pennsylvania. The Teamsters action has been fully briefed and awaits oral argument. On March 6, 2009, the Philadelphia Gas Works Retirement Fund filed a separate shareholder derivative suit in the civil division of the Court of Common Pleas of Philadelphia County, Pennsylvania. Both shareholder derivative actions were brought against certain officers and directors of Alcoa claiming breach of fiduciary duty and other violations and both actions are based on the allegations made in the previously disclosed civil litigation brought by Aluminium Bahrain B.S.C. (“Alba”) against Alcoa, Alcoa World Alumina LLC, Victor Dahdaleh, and others, and the subsequent investigation of Alcoa by the United States Department of Justice and the SEC with respect to Alba’s claims. These derivative actions claim that the defendants caused or failed to prevent the conduct alleged in the Alba lawsuit. The Alba suit and the corresponding government investigation are more fully described in Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2008 in Part I, Item 3 “Legal Proceedings.”

Concurrent Offering of Common Stock

Concurrently with this offering of notes, under a separate prospectus supplement, we are offering 150,000,000 shares (172,500,000 shares if the underwriters exercise their over-allotment option with respect to that offering in full) of our common stock in an underwritten public offering (the “Common Stock Offering”). Neither the completion of the Common Stock Offering nor the completion of this offering is contingent on the completion of the other.

Assuming no exercise of the underwriters’ over-allotment option with respect to the Common Stock Offering, we estimate that the net proceeds of the Common Stock Offering, after deducting the underwriting discount and estimated expenses, will be approximately $761 million. As of December 31, 2008, our total consolidated indebtedness was approximately $10.6 billion. After giving effect to this offering and the Common Stock Offering (assuming no exercise of the underwriters’ over-allotment option in either offering) and the use of the proceeds as described herein, our total consolidated indebtedness, as of December 31, 2008, would have been approximately $9.8 billion.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of Notes.” For purposes of this summary and the “Description of Notes,” references to “the Company,” “Alcoa,” “issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and not to its subsidiaries.

Issuer	Alcoa Inc.

Notes	$500,000,000 principal amount (or $575,000,000 if the underwriters exercise their over-allotment option in full) of 5.25% Convertible Notes due 2014.

Maturity	March 15, 2014, unless earlier repurchased or converted.

Interest	5.25% per year. Interest will accrue from March 24, 2009, and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2009.

Conversion Rights	Holders may convert their notes into shares of our common stock at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date.

The initial conversion rate for the notes is 155.4908 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $6.43 per share, subject to adjustment.

If holders elect to convert notes in connection with certain corporate transactions that occur on or prior to maturity of the notes, we will increase the conversion rate by a number of additional shares of our common stock upon conversion.

Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the delivery of shares of our common stock to holders upon conversion.

Covenants	Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens” and “— Sale and Leaseback Arrangements,” the notes do not contain any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities.

Fundamental Change

If we undergo a fundamental change (as defined under “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes”), holders may require us to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

Events of Default	If there is an event of default under the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Ranking	The notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The notes will effectively rank junior to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all debt and other liabilities of our subsidiaries.

As of December 31, 2008, our total consolidated indebtedness was approximately $10.6 billion. After giving pro forma effect to the sale of the notes and the Common Stock Offering (assuming no exercise of the underwriters’ over-allotment option in either offering) and the use of proceeds therefrom, our as-adjusted total consolidated indebtedness would have been approximately $9.8 billion. Approximately $1.2 billion of that amount was indebtedness to third parties of our subsidiaries, which is structurally senior to the notes because it consists of obligations at the subsidiary level.

Use of Proceeds	We intend to use the net proceeds from this offering and the Common Stock Offering (including any proceeds resulting from any exercise by the underwriters of their over-allotment option for either offering) to prepay outstanding indebtedness under our 364-day revolving credit facility. We expect to re-borrow amounts under the 364-day revolving credit facility from time to time in the ordinary course of business.

We intend to use any remaining net proceeds from the offerings for general corporate purposes.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.A. if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange.

United States Federal Income Tax Consequences	For the United States federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain United States Federal Income Tax Considerations.”

New York Stock Exchange Symbol for Our Common Stock	Our common stock is quoted on the New York Stock Exchange under the symbol “AA.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the notes or our common stock issuable upon conversion of the notes involves significant risks. You should carefully consider the information under the section titled “Risk Factors” and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before investing in the notes.

RISK FACTORS

An investment in the notes and our common stock involves significant risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by the discussion below, before making an investment decision. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Forward-Looking Statements” on page S-5 of this prospectus supplement.

Risks Related to This Offering and Our Common Stock

We Expect to Report a Net Loss for the First Quarter of 2009.

Our first quarter results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected pricing of and demand for aluminum, alumina and aluminum products. Primarily as a result of these factors, we expected to report a net loss for the quarter ending March 31, 2009. For additional information concerning our current operating and market conditions, See “Summary—Alcoa Inc.—Recent Developments” beginning on page S-7 of this prospectus supplement.

The notes will be effectively subordinated to all of our future secured debt and to all existing and future liabilities of our subsidiaries. This may affect your ability to receive payments on the notes.

The notes will be general unsecured obligations of Alcoa. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to claims of our secured creditors as well as to the liabilities of our subsidiaries. We currently conduct a significant portion of our operations through our subsidiaries. As of December 31, 2008, our subsidiaries had indebtedness of $1.2 billion and additional liabilities, including liabilities to trade creditors. Our cash flow and our ability to service our debt, including the notes, therefore, partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

In addition, the notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes are effectively subordinated to any secured debt we or our subsidiaries may incur. As of December 31, 2008, we had indebtedness of approximately $10.6 billion, none of which was secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes.

The notes do not contain restrictive financial covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.

Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens” and “— Sale and Leaseback Arrangements,” the notes are not subject to any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

An active trading market for the notes may not develop.

The notes are a new issue of securities for which there is currently no public market. Any trading of the notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

Fluctuations in the price of our common stock may impact the price of the notes and make them more difficult to resell.

The market price and volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. During the period from January 1, 2008 to March 18, 2009, our common stock has fluctuated from a high of $44.77 per share to a low of $4.97 per share. In addition to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, the price and volume volatility of our common stock may be affected by:

•	operating results that vary from expectations of management, securities analysts and investors;

•

changes in primary aluminum prices on the London Metal Exchange and other commodity prices, including, without limitation, prices for electricity, natural gas, fuel oil, and other raw materials used in our production processes, such as carbon products and caustic soda;

•

supply and demand conditions for primary aluminum and conditions in the aluminum and other end markets we serve, including, without limitation, commercial transportation, automobile, aerospace, building and construction, packaging, oil and gas, defense and industrial markets;

•

our inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, improvement in profitability and margins, or strengthening of operations anticipated by management in connection with our restructuring, portfolio streamlining and liquidity strengthening activities;

•	developments in our business or in the aluminum industry generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors; and

•

changes in global financial and economic markets and general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations, and volatility.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

Dividends on our common stock could be further reduced or eliminated in the event of material future deterioration in business conditions.

On March 16, 2009, we announced that our board of directors is reducing the quarterly dividend on our common stock from $0.17 to $0.03 per share, effective with the dividend payable on May 25, 2009 to holders of record on May 8, 2009. Our board may determine to reduce further or eliminate our common stock dividend.

Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), holders of common stock will receive dividends when and as declared by our board of directors. However, no dividend may be declared or paid on the common stock if any of our preferred stock is outstanding, unless all dividends accrued on all classes of such preferred stock and the current quarter yearly dividend on our $3.75 Cumulative Serial Preferred Stock have been paid or declared and a sum sufficient for payment has been set apart. Dividends may not be paid if, after giving effect thereto, we would be unable to pay our debts as they become due, or if our total assets would be less than the total sum of our liabilities plus any amount required to satisfy preferential rights.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and the value of the notes.

Except as described under the heading “Underwriting”, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Concurrently with this offering, in the Common Stock Offering, we are also offering up to 150,000,000 shares of common stock (or 172,5000,000 shares of common stock if the underwriters exercise their over-allotment option in full). The issuance of additional shares of our common stock upon conversion of the notes, in the Common Stock Offering, or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes will not have the right to require us to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We may not have the ability to repurchase the notes in cash upon the occurrence of a fundamental change, as required by the notes.

Holders of the notes have the right to require us to repurchase the notes upon the occurrence of a fundamental change as described under “Description of Notes.” We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms.

A fundamental change may also constitute an event of default or require a prepayment under, or result in the acceleration of the maturity of, our then-existing indebtedness. Our ability to repurchase the notes in cash or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes will be subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common stock, indebtedness or assets, specified cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs, under certain circumstances we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change. The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid or deemed paid per share of our common stock in such transaction, as described below under “Description of Notes — Conversion Rights — Adjustments to Shares Delivered Upon Conversion Upon Certain Fundamental Changes.” The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $50.00 per share or less than $5.25 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 190.4762 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate in connection with any such fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Future funding requirements may affect our business.

New sources of capital may be needed to meet the funding requirements of future investments in operating assets, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future aluminum and alumina prices as well as our operational performance, cash flow and debt position, among other factors. In light of the currently limited global availability of credit, and given our existing debt position, we may determine that it may be necessary or preferable to issue additional equity or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us and, if raised by offering equity securities, any additional financing may involve substantial dilution to existing shareholders. In the event of lower aluminum and alumina prices, unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, retire or service all outstanding debt and pay dividends could be significantly constrained.

Any further downgrade in the credit ratings assigned to our debt securities could increase our future borrowing costs and adversely affect the availability of new financing.

Currently, S&P rates us with negative outlook, Moody’s rates us with stable outlook and Fitch rates us with negative outlook. There can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered, if in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. If we are unable to maintain our outstanding debt and financial ratios at levels acceptable to the credit rating agencies, or should our business prospects deteriorate, our ratings could be downgraded by the rating agencies, which could adversely affect the value of our outstanding securities, our existing financing, and the availability of other new financing on favorable terms, if at all, increase our borrowing costs and impair our results of operations and financial condition.

Current global financial conditions could adversely affect the availability of new financing, our operations and the trading price of our common stock.

Current global financial conditions have been characterized by increased market volatility. Several financial institutions have either gone into bankruptcy or have had to be capitalized by governmental authorities. Access to public financing has been negatively impacted by both the rapid decline in value of sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. These factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us.

Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be adversely affected.

As a noteholder, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our Articles of Incorporation or By-Laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the notes will be adjusted in certain circumstances. See the discussion under the heading “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes.” Adjustments to the conversion rate of the notes (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the supplemental indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to (or failure to adjust) the conversion rate of the notes. See the discussions under the headings “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions” and “— Consequences to Non-U.S. Holders — Distributions on Common Stock and Constructive Distributions.”

Non-U.S. holders may be subject to U.S. taxation.

We may have been, may currently be or may become a “United States real property holding corporation” for U.S. federal income tax purposes. As a result, under U.S. federal income tax laws, certain non-U.S. holders of the notes or common stock may be subject to U.S. federal withholding tax or U.S. federal income tax, or both, in respect of certain payments made or deemed made in respect of the notes or common stock, and purchasers may be required to withhold certain amounts upon the acquisition of the notes or common stock. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences that may arise if we were, currently are or were to become a United States real property holding corporation. See the discussion under the heading “Certain United States Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Distributions on Common Stock and Constructive Distributions.”

Anti-takeover provisions could enable our management to resist a takeover attempt by a third party and limit the power of our stockholders.

Provisions of Pennsylvania law and of our Articles of Incorporation and By-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging, delaying or preventing a third party from attempting to acquire control of us, even if an acquisition might be in the best interest of our shareholders. For example, we are subject to Subchapters E-J of Chapter 25 and Section 2538 of Subchapter D of Chapter 25 of the PBCL, which would make it more difficult for another party to acquire us. Additionally, our Articles of Incorporation authorizes our Board of Directors to issue preferred stock or adopt other anti-takeover measures without shareholder approval. The existence and adoption of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock. For additional information see “Description of Common Stock” in the accompanying prospectus.

A portion of the net proceeds of this offering will be received by affiliates of certain of our underwriters. This may present a conflict of interest.

We intend to use the net proceeds from this offering to repay outstanding indebtedness under our 364-day revolving credit facility. All of the underwriters have affiliates who are lenders under such facility and who will receive a portion of such net proceeds. These relationships may present a conflict of interest since such underwriters may have an interest in the successful completion of this offering in addition to the underwriting discounts and commissions they would receive. See “Use of Proceeds” and “Underwriting.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated:

Year Ended December 31,
2008	2007	2006	2005	2004
2.0x	7.9x	6.9x	5.5x	7.1x

The ratios include all earnings from continuing operations and fixed charges of Alcoa. Earnings have been calculated by adding to income from continuing operations the following: minority interests; the provision for taxes on income; amortization of capitalized interest; interest expense, amortization of debt expense and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and have been decreased by the following: equity income of entities less than 50% owned; and the minority interests’ share in the pretax income of our majority-owned subsidiaries without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority-owned subsidiaries.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $488 million (or $562 million if the over-allotment option is exercised in full), after deducting the underwriting discount and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering together with the net proceeds from the Common Stock Offering to prepay outstanding indebtedness under our $1.9 billion senior unsecured revolving credit facility which matures on October 12, 2009 (the “364-Day Facility”). Through March 18, 2009, we had borrowed approximately $1.3 billion under the 364-Day Facility. The outstanding loans under the 364-Day Facility bear interest at LIBOR plus 2.125% per annum and are subject to mandatory prepayment in an amount equal to the amount of net cash proceeds received by us in this offering and the concurrent Common Stock Offering. We intend to use any remaining net proceeds for general corporate purposes. Affiliates of all of the underwriters are lenders under the 364-Day Facility and will receive a portion of the net proceeds from this offering, which are being applied to repay such debt. See “Underwriting.”

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “AA.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported in composite NYSE trading and the dividends declared per share of our common stock.

	Price Range of Common Stock		Cash Dividend Per Share
	High	Low
2007
First Quarter	$36.05	$28.09	$0.17
Second Quarter	$42.90	$33.63	$0.17
Third Quarter	$48.77	$30.25	$0.17
Fourth Quarter	$40.70	$33.22	$0.17
2008
First Quarter	$39.67	$26.69	$0.17
Second Quarter	$44.77	$33.65	$0.17
Third Quarter	$35.66	$20.93	$0.17
Fourth Quarter	$22.35	$6.80	$0.17
2009
First Quarter (through March 18, 2009)	$12.44	$4.97	$0.17

The last reported sale price of our common stock on the New York Stock Exchange on March 18, 2009 was $5.48 per share. On February 11, 2009, there were 801,774,739 shares of our common stock outstanding held by approximately 292,000 shareholders.

On March 16, 2009, we announced that our board of directors is reducing the quarterly dividend on our common stock from $0.17 to $0.03 per share, effective with the dividend payable on May 25, 2009 to holders of record on May 8, 2009. The determination of the amount of future dividends, if any, on our common stock will be made by our board of directors from time to time and will depend on our future earnings, capital requirements, financial condition and other relevant factors. See “Risk Factors — Risks Related to This Offering and Our Common Stock”.

CAPITALIZATION

The following table summarizes our cash and cash equivalents and our capitalization as of December 31, 2008 on:

•	an actual basis;

•

an as-adjusted basis to give effect to the sale of the notes offered hereby (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds thereof as described under “Use of Proceeds”; and

•

a further as-adjusted basis to give effect to the sale of the notes offered hereby (assuming no exercise of the underwriters’ over-allotment option) and the concurrent sale of common stock in the Common Stock Offering (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds thereof.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes included in our most recent Annual Report on Form 10-K which is incorporated by reference in this document and with the sections entitled “Description of Notes” and “Description of Common Stock” in this prospectus supplement and “Description of Common Stock” in the accompanying prospectus.

	As of December 31, 2008
	Actual	As Adjusted for this Offering	As Further Adjusted for Concurrent Common Stock Offering
(unaudited, dollars in millions)
Cash and cash equivalents	$762	$762	$762

Short-term borrowings (1)	$478	$478	$478
Commercial paper (1)	1,535	1,046	284
Long-term debt, including current portion (2)	8,565	9,065	9,065

Total debt	$10,578	$10,589	$9,827

Minority interests	$2,597	$2,597	$2,597

Preferred stock	$55	$55	$55
Common stock, $1.00 par value; 1,800,000,000 shares authorized, 924,574,538 shares issued, 800,317,368 shares outstanding, actual and as adjusted; 1,800,000,000 shares authorized, 1,074,574,538 shares issued, 950,317,368 shares outstanding, as further adjusted	925	925	1,075
Additional capital	5,850	5,850	6,462
Retained earnings	12,400	12,400	12,400
Treasury stock, at cost	(4,326)	(4,326)	(4,326)
Accumulated other comprehensive loss	(3,169)	(3,169)	(3,169)

Total shareholders’ equity	$11,735	$11,735	$12,497

Total capitalization	$24,910	$24,921	$24,921

(1)	Net proceeds from this offering and the concurrent Common Stock Offering will be used to prepay amounts outstanding under the 364-Day Facility. Through March 18, 2009, we have borrowed approximately $1.3 billion under the 364-Day Facility, which would be reflected in Short-term borrowings. As of December 31, 2008, no amounts were borrowed under the 364-Day Facility. Through March 18, 2009, our issued commercial paper was reduced to approximately $500 million from the outstanding amount at December 31, 2008. For purposes of this table, the estimated net proceeds from this offering and the concurrent Common Stock Offering are reflected as a reduction of Commercial paper.
(2)	The gross proceeds from this Offering are reflected as an increase to Long-term debt. The underwriting discount and estimated expenses reflected in the net proceeds will be recognized as a noncurrent asset (deferred financing costs) and amortized over the term of the Convertible Notes.

DESCRIPTION OF NOTES

The notes will be issued under the indenture dated as of September 30, 1993 (the “original indenture”), between Alcoa and The Bank of New York Mellon Trust Company, N.A., as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “first supplemental indenture”), between Alcoa and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “second supplemental indenture”) between Alcoa and the trustee, and a third supplemental indenture to be entered into between Alcoa and the trustee (the “third supplemental indenture”). The original indenture, the first supplemental indenture and the second supplemental indenture are incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part. We will file the third supplemental indenture by means of a Current Report on Form 8-K. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the notes include those expressly set forth in the original indenture (as supplemented by the first supplemental indenture and the second supplemental indenture — the “indenture”) to the extent not superseded or modified by the third supplemental indenture, the third supplemental indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the third supplemental indenture and the indenture from us as described under “Where You Can Find More Information.”

The following description and the description under “Description of Senior Debt Securities” in the accompanying prospectus summarize the material provisions of the notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes, the third supplemental indenture and the indenture, including the definitions of certain terms used in the third supplemental indenture and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries. References to “noteholders” refers to holders of the notes offered hereby.

General

The notes

•	will be our general unsecured obligations;

•	will rank as described in “— Ranking” below;

•	will initially be limited to an aggregate principal amount of $500,000,000 (or $575,000,000 if the underwriters’ over-allotment option with respect to the notes is exercised in full);

•	will bear interest at a rate of 5.25% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2009;

•	will mature on March 15, 2014 (the “stated maturity date”), unless earlier converted or repurchased;

•	will be issued in denominations of $1,000 and integral multiples thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form.”

The notes may be converted into shares of our common stock at a conversion rate of 155.4908 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately

$6.43 per share of common stock) at any time prior to the second scheduled trading day immediately preceding the stated maturity date. The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will deliver shares of common stock based upon the then-applicable conversion rate. A holder that surrenders its notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens” and “— Sale and Leaseback Arrangements,” and other than the restrictions described in this prospectus supplement under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes,” there are no covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, from time to time, without notice to, or the consent of noteholders, issue additional notes under the third supplemental indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without prior notice to noteholders.

The terms of the notes allow us to reduce or otherwise set-off against any payments made or deemed made by us to a holder in respect of the notes or common stock for any amounts we believe we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to receive taxable distributions if the conversion rate of such instruments is adjusted (or not adjusted) even though such holders do not receive any actual cash or property. In this case, U.S. holders may be subject to U.S. federal backup withholding tax and non-U.S. holders may be subject to U.S. federal withholding tax with respect to such deemed distributions. See generally the discussion under the heading “Certain United States Federal Income Tax Considerations.”

Prior to or upon the occurrence of any event that results in an actual or deemed payment by us to a holder in respect of the notes or common stock, the terms of the notes allow us (or the trustee or other paying agent acting on our behalf) to request a holder to furnish any appropriate documentation that may be required in order to determine our withholding obligations under applicable law (including, without limitation, a U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8ECI, as appropriate). Upon the receipt of any such documentation, or in the event no such documentation is provided, we (or the trustee or other paying agent acting on our behalf) will withhold from any actual or deemed payments by us to a holder in respect of the notes or common stock to the extent required by applicable law. See generally the discussion under the heading “Certain United States Federal Income Tax Considerations.”

We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Payment and Paying Agent

We will pay the principal amount of and any premium and interest on the notes as described under “Description of Senior Debt Securities — Payment and Paying Agent” in the accompanying prospectus.

Form, Exchange, Registration and Transfer

A holder of notes may transfer or exchange notes as described under “Description of Senior Debt Securities — Form, Exchange, Registration and Transfer” in the accompanying prospectus.

Interest

The notes will bear interest at a rate of 5.25% per year. Interest on the notes will accrue from and including March 24, 2009 or from and including the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 15 and September 15 of each year (each such date, an “interest payment date”), beginning September 15, 2009. At our election, we will pay additional interest, if any, under the circumstances described under “— Events of Default.”

Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date (other than an interest payment date coinciding with the stated maturity date or earlier required repurchase date upon a fundamental change as defined in “— Fundamental Change Permits Holders to Require Us to Purchase Notes”) of a note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. If the stated maturity date would fall on a day that is not a business day, the required payment of interest (and additional interest), if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date to such next succeeding business day. If a fundamental change purchase date would fall on a day that is not a business day, we will purchase the notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier fundamental change purchase date to such next succeeding business day. We will pay the fundamental change purchase price promptly following the later of such next succeeding business day or the time of book-entry transfer or the delivery of the notes as described in “— Fundamental Change Permits Holders to Require Us to Purchase Notes.” The term “business day” means any day other than a Saturday or Sunday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.

Ranking

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all our existing and future unsecured indebtedness and liabilities that are not so subordinated. The notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the notes, the holders of our other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of December 31, 2008, our total consolidated indebtedness was approximately $10.6 billion. After giving pro forma effect to the sale of the notes (assuming no exercise of the underwriters’ over-allotment option) and the Common Stock Offering, and the use of proceeds therefrom, our as-adjusted total consolidated indebtedness would have been approximately $9.8 billion. Approximately $1.2 billion of that amount was indebtedness to third parties of our subsidiaries, which is structurally senior to the notes because it consists of obligations at the subsidiary level. The notes will be effectively subordinated to all debt and other liabilities of our subsidiaries. The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash fundamental change purchase price if a holder requires us to repurchase notes as described below. See “Risk Factors — Risks Related to this Offering and Our Common Stock — We may not have the ability to repurchase the notes in cash upon the occurrence of a fundamental change, as required by the notes.”

No Optional Redemption

The notes will not be redeemable by us prior to the stated maturity date. No sinking fund is provided for the notes.

Conversion Rights

General

Noteholders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second business day immediately preceding the stated maturity date. The conversion rate will initially be 155.4908 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $6.43 per share of common stock). The trustee will initially act as the conversion agent.

Upon conversion of a note, we will deliver shares of our common stock based on the then-applicable conversion rate. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of our common stock on the applicable conversion date.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A noteholder may convert fewer than all of such holder’s notes so long as the notes converted are $1,000 principal amount or an integral multiple thereof.

If a noteholder has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if he withdraws the repurchase election made by him in accordance with the terms of the third supplemental indenture. We will deliver the shares of common stock to converting noteholders and any cash in lieu of fractional shares by the third business day following the applicable conversion date.

Upon conversion of a note, except in the limited circumstances described below, the holder of such note will not be entitled to any separate cash payment for accrued and unpaid interest or additional interest, if any. If notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on such interest payment date on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Our delivery to noteholders of the full number of shares of our common stock into which a note is convertible, together with any cash payment in lieu of fractional shares will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

If a noteholder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the noteholder requests any shares to be issued in a name other than the noteholder’s name, in which case the holder will pay that tax.

Conversion Procedures

If you hold a beneficial interest in a global note (which is defined below under “— Book-Entry, Delivery and Form”), to convert you must comply with DTC’s, Clearstream’s and/or Euroclear’s procedures, as applicable, for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date you comply with these requirements is the conversion date.

If a noteholder has already delivered a purchase notice as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the noteholder may not surrender that note for conversion until the noteholder has withdrawn the notice in accordance with the third supplemental indenture. We will deliver the shares of common stock to converting noteholders and any cash in lieu of fractional shares by the third business day following the applicable conversion date.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date of such dividend or distribution or the effective date of such share split or combination, as applicable

CR1 =	the conversion rate in effect immediately after such ex-dividend date or effective date, as applicable

OS0 =	the number of shares of our common stock outstanding immediately prior to such ex-dividend date or effective date, as applicable

OS1 =	the number of shares of our common stock outstanding immediately prior to such ex-dividend date or effective date, as applicable, after giving pro forma effect to such dividend, distribution, share split or share combination

Such adjustment will become effective immediately after 9:00 a.m., New York City time, on the business day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination. We may not pay any dividend or make any distribution on shares of common stock held in treasury. If any dividend or distribution of the type described in clause (1) above is declared but not so paid or made, the conversion rate will again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to holders of all or substantially all of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after such ex-dividend date

OS0 =	the number of shares of our common stock outstanding immediately after such ex-dividend date

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the distribution of such rights or warrants

Such adjustment will be successively made whenever any such rights or warrants are issued and will become effective immediately after 9:00 a.m., New York City time, on the business day following the date fixed for such determination. We may not issue any such rights, options or warrants in respect of shares of common stock held in treasury. To the extent that shares of common stock are not delivered after the expiration of such rights or warrants, or such rights or warrants are not exercised prior to their expiration, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights or warrants are not so issued, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to holders of all or substantially all of our common stock, excluding

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	as described below in this paragraph (3) with respect to spin-offs;

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after such ex-dividend date

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution

FMV =	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

Such adjustment will become effective immediately after 9:00 a.m., New York City time, on the business day following the date fixed for determination of stockholders entitled to receive such distribution. With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off

CR1 =	the conversion rate in effect immediately after the effective date of the spin-off

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

MP0 =	the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off and shall be applied on a retroactive basis from, and including, the effective date of the spin-off; provided that in respect of any conversion occurring prior to the effective date of the spin-off with respect to which the settlement date would occur during the 10 trading days from, and including, the effective date of any spin-off, references with respect to the spin-off to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the settlement date in determining the applicable conversion rate; provided, further, that in respect of any conversion occurring prior the effective date of the spin-off with respect to which the settlement date would occur during the three trading days from, and including, the effective date of such spin-off, references to the 10 consecutive trading-day period shall be deemed replaced with a three consecutive trading-day period with such adjustment to the conversion rate being applied on a retroactive basis from, and including, the effective date of the spin-off.

(4A) If any regular, quarterly cash dividend or distribution made to holders of all or substantially all of our common stock is in excess of $0.03 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formulas:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution

CR1 =	the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution

C =	the amount in cash per share we distribute to holders of our common stock in excess of the initial dividend threshold

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate under this clause (4A).

(4B) If we pay any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to holders of all or substantially all of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution

CR1 =	the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution

C =	the amount in cash per share we distribute to holders of our common stock

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the effective date of the adjustment

CR1 =	the conversion rate in effect immediately after the effective date of the adjustment

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares accepted for purchase or exchange in such tender or exchange offer

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer)

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the settlement date would occur during the 10 trading days from, and including, the trading day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date such tender or exchange offer expires and the settlement date in determining the applicable conversion rate.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A noteholder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the indenture, set-off such payments against payments of cash and common stock on the notes. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”

To the extent that we have a rights plan in effect upon conversion of the notes into common stock, holders that convert their notes will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Except as described below in this section, in “— Recapitalizations, Reclassifications and Changes of our Common Stock” and in “— Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes,” we will not adjust the conversion rate.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets, or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, then, at the effective time of the transaction, the right to convert a note will be changed into, with respect to each $1,000 in principal amount of notes, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Adjustments of Prices

Whenever any provision of the third supplemental indenture requires us to calculate last reported sale prices over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective at any time during the period from which such prices are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the conversion rate.

Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes

If you elect to convert your notes in connection with a fundamental change (as defined below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”) of the type referred to in clause

(1) or (2) of such definition that occurs on or prior to the stated maturity of the notes, the conversion rate applicable to the notes so converted will be increased by an additional number of shares of common stock (the “additional shares”) as described below. Any conversion will be deemed to have occurred in connection with such fundamental change only if (A) in the case of a fundamental change described in clause (2) of the definition of fundamental change, such notes are surrendered for conversion from and after the date that is 35 scheduled trading days prior to the anticipated effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date (as defined below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”), or (B) in the case of a fundamental change described in clause (1) of the definition of fundamental change, such notes are surrendered for conversion from and after the effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date. We will notify noteholders at least 35 scheduled trading days prior to the anticipated effective date of any fundamental change described in clause (2) of the definition of fundamental change. We will settle conversions of notes as described below under “— Settlement of Conversions in a Fundamental Change.”

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid or deemed paid per share of our common stock in the fundamental change. If the fundamental change is a transaction described in clause (1) or (2) of the definition thereof, and holders of our common stock receive only cash in that fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes:

	Stock Price on Fundamental Change Date
Effective Date	5.25	5.50	6.00	6.50	7.00	8.00	9.00	10.00	12.50	15.00	20.00	30.00	40.00	50.00
March 24, 2009	34.9854	31.9704	26.9999	23.1181	20.0330	15.5027	12.3918	10.1622	6.6862	4.7143	2.6019	0.8957	0.2882	0.0728
March 15, 2010	34.9854	30.9303	25.6958	21.6705	18.5223	14.0064	11.0011	8.9079	5.7623	4.0414	2.2310	0.7649	0.2391	0.0582
March 15, 2011	34.9854	29.8159	24.1640	19.9058	16.6489	12.1329	9.2665	7.3576	4.6514	3.2517	1.8103	0.6234	0.1896	0.0464
March 15, 2012	34.9854	28.6964	22.3199	17.6542	14.2047	9.6763	7.0263	5.3972	3.3159	2.3337	1.3368	0.4722	0.1417	0.0380
March 15, 2013	34.9854	27.1857	19.4276	14.0345	10.3065	5.9586	3.8573	2.7960	1.7163	1.2616	0.7690	0.2942	0.0950	0.0331
March 15, 2014	34.9854	26.3274	11.1759	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $50.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $5.25 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the notes exceed 190.4762 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

In addition, if a noteholder elects to convert his notes prior to the effective date of any fundamental change, and the fundamental change does not occur, such holder will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Our obligation to increase the conversion rate as described above could discourage a potential acquirer of us. The provisions with respect to the adjustment to the conversion rate upon a fundamental change, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Settlement of Conversions in a Fundamental Change

As described above under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” upon effectiveness of any fundamental change described under clause (2) of the definition of fundamental change as set forth below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes,” the notes will be convertible only into reference property, if applicable. If, as described above in “— Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes,” we are required to increase the conversion rate for notes converted in connection with such fundamental change by the additional shares as a result of the fundamental change, notes so surrendered for conversion will be settled as follows:

•

If the date on which the notes are surrendered for conversion is prior to the third trading day immediately preceding the effective date of the fundamental change, we will settle such conversion by delivering the amount of shares of our common stock, based on the conversion rate then in effect without regard to the number of additional shares to be added to the conversion rate as described above, on the third trading day immediately following the applicable conversion date. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver an amount of reference property equal to the amount of reference property that would have been issuable in respect of the additional shares pursuant to such fundamental change.

•

If the date on which the notes are surrendered for conversion is on or after the third trading day immediately preceding the effective date of the fundamental change, we will settle such conversion by delivering an amount of reference property equal to the amount of reference property that would have been issuable upon conversion of the notes immediately after giving effect to the fundamental change based on the conversion rate as increased by the additional shares.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a fundamental change (as defined below in this section) occurs at any time, each noteholder will have the right, at that noteholder’s option, to require us to purchase for cash any or all of that holder’s notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay accrued and unpaid interest to the holder of record on such regular record date). The fundamental change purchase date will be a date specified by us that is no later than the 35th calendar day following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all shares of our common equity entitled to vote generally in the election of directors, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, other than any transaction:

•	involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•

where the holders of more than 50% of all classes of our common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

•

that is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

(3) our common stock (or other capital stock into which the notes are then convertible pursuant to the terms of the third supplemental indenture) ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

A fundamental change as a result of clause (1) or (2) above will not be deemed to have occurred, however, if 90% or more of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors) or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all noteholders and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a noteholder may exercise the repurchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a noteholder may be converted only if such holder withdraws the fundamental change purchase notice in accordance with the terms of the third supplemental indenture; and

•	the procedures that noteholders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, a noteholder must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. The purchase notice must state:

•	if certificated, the certificate numbers of the noteholder’s notes to be delivered for purchase;

•	the portion of the principal amount of the noteholder’s notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the holder’s notes are to be purchased by us pursuant to the applicable provisions of the notes and the third supplemental indenture.

If the notes are not certificated, the purchase notice must comply with applicable DTC, Clearstream and/or Euroclear procedures.

A noteholder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, the notice must comply with applicable DTC, Clearstream and/or Euroclear procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the notes on the fundamental change purchase date, subject to extension to comply with applicable law. A noteholder that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the second business day following the fundamental change purchase date, then

•

the notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such notes on the fundamental change purchase date (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the noteholders with respect to the notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

The purchase rights of the noteholders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect noteholders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or be able to arrange for financing to pay the purchase price in connection with a tender of notes for purchase. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to this Offering and Our Common Stock — We may not have the ability to repurchase the notes in cash upon the occurrence of a fundamental change, as required by the notes.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the notes. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events. We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the third supplemental indenture applicable to an offer by us to purchase the notes upon a fundamental change and such third party purchases all notes validly tendered and not withdrawn upon such offer.

Consolidation, Merger and Sale of Assets

The provisions of the indenture described under “Description of Senior Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.

Events of Default

In addition to the provisions of the indenture described under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus, each of the following is an Event of Default with respect to the notes:

(1) our failure to comply with our obligation to convert the notes in accordance with the third supplemental indenture upon exercise of a noteholder’s conversion right and the default continues for a period of 3 business days after there has been given, by registered or certified mail, to us by the trustee or by such holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the third supplemental indenture; and

(2) our failure to give a fundamental change notice when due.

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the indenture is lower for each series of senior debt securities issued under the indenture before January 25, 2007 (the date of the First Supplemental Indenture), the acceleration of our outstanding indebtedness may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the notes.

Notwithstanding the foregoing, the third supplemental indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes. If we so elect, such additional interest will accrue on all outstanding notes from and including the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 120th day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding notes). On such 120th day (or earlier, if the event of default relating to such reporting obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the holders of a majority in principal amount of the outstanding notes prior to such 120th day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the indenture. The provisions of the indenture described in this paragraph will not affect the rights of noteholders in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided in the indenture.

In order to elect to pay the additional interest on the notes as the sole remedy as provided above, we must notify all noteholders and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Reports

We are required to file with the trustee and the SEC, and transmit to noteholders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same are so required to be filed with the SEC.

Modification and Waiver

In addition to the provisions of the indenture described under “Description of Senior Debt Securities — Meetings, Modification and Waiver” in the accompanying prospectus, the following provisions of the notes may not be modified without the consent of each holder of an outstanding note affected:

(1) the making of any change that adversely affects the conversion rights of any notes; or

(2) the reduction of the fundamental change purchase price of any note or the amendment or modification in any manner adverse to the noteholders of our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for in respect of the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the noteholders. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any noteholder upon the request of that noteholder.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent for the notes. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

The trustee has and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes,” which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the “Depositary” or “DTC,” and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.A., as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, and

JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities deposited with it by its participants and records the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which we refer to as “Clearstream Customers,” and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer.

Distributions with respect to the notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.A., which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Individual certificates in respect of the notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

A further description of the Depositary’s procedures with respect to the Global Notes is set forth in the accompanying prospectus under “Description of Senior Debt Securities — Book-Entry Securities” beginning on page 13. The Depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Further Issues

We may from time to time, without notice to, or the consent of, the noteholders, create and issue further notes equal in rank to the notes offered hereby in all respects (or in all respects except for the issue date, conversion price, conversion rate and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with any series of the notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the notes of such series offered by this prospectus supplement. We will not issue any further notes intended to form a single series with any series of the notes offered hereby unless the further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Notices

Notices to noteholders will be given by mail to the addresses of the registered holders as they appear in the security register.

DESCRIPTION OF COMMON STOCK

Please read the information discussed under the heading “Description of Common Stock” beginning on page 34 of the accompanying prospectus. As of December 31, 2008, we had 1.8 billion shares of authorized common stock, par value $1.00 per share, of which 800,317,368 shares were outstanding.

Upon completion of the Common Stock Offering, 950,317,368 shares of our common stock will be outstanding, based on the approximate number of shares issued and outstanding as of December 31, 2008 (assuming no exercise of the underwriters’ option to purchase additional shares of common stock, no exercise of stock options granted to our employees, of which approximately 42 million were exercisable at a weighted average exercise price of $36.19 as of December 31, 2008, and excluding shares available for future option grants and shares issuable upon conversion of the notes). See “Risk Factors — Risks Related to This Offering and Our Common Stock — There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and the value of the notes.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, administrative rulings, and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, which may result in U.S. federal income tax consequences different from those discussed below. Except as where noted, this summary deals only with a note or share of common stock held as a “capital asset” (generally, property held for investment) by a beneficial owner who purchased a note at original issuance at its “issue price” (the first price at which a substantial portion of the notes are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•

non-U.S. holders (as defined below) that own or have owned (actually or constructively) more than 5% of any class of our stock or non-U.S. holders that own or have owned the notes if on the date such notes were or are acquired by such non-U.S. holder such notes had or have a fair market value greater than 5% of the regularly traded class of our stock with the lowest fair market value;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities or investors in such entities;

•	tax consequences to former citizens or former long-term residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes consequences, if any.

If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes or shares of common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction, or under any applicable tax treaty.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is not a U.S holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payment of Interest

It is anticipated, and this discussion assumes, that the notes will be issued for an amount equal to their principal amount. Thus, we believe that the notes will be issued without original issue discount for U.S. federal income tax purposes at the time of original issuance. In such a case, interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Constructive Distributions

U.S. holders of the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will not be deemed to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received constructive distributions includible in its income in the manner described under “— Distributions on Common Stock,” below, even though such U.S. holder has not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to a U.S. holder. It is not clear under existing law whether a constructive distribution deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear under existing law whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive distributions. Because a constructive distribution deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay backup withholding taxes (discussed below) on behalf of a U.S. holder, we may, at our option and pursuant to certain provisions of the indenture, set-off any such payment against payments of cash and common stock payable on the notes.

Possible Effect of Changes to the Notes

In certain situations, we may provide for the conversion of the notes into shares of an acquirer (as described above under “Description of Notes — Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock”). In addition, subject to certain exceptions, the terms of the notes may be modified or amended (as described above under “Description of Notes — Modification and Waiver”). Depending on the circumstances, such changes to the notes could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes (Other Than a Conversion)

Except as provided below under “Consequences to U.S. Holders — Conversion of Notes,” a U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the sum of the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued and unpaid interest on the notes, which will be taxed as ordinary income to the extent that a U.S. holder has not previously recognized this income) upon the sale, exchange, redemption, or other taxable disposition and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the note is more than one year at the time of the taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to limitations.

Conversion of Notes

A U.S. holder will not recognize any income, gain or loss upon conversion of a note into common stock, except with respect to cash received in lieu of a fractional share of common stock. A U.S. holder’s tax basis in the common stock received on conversion of a note will be the same as its adjusted tax basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share, and the holding period for the common stock received on conversion will include the holding period of the note converted.

To the extent, however, that any common stock received upon conversion is considered attributable to accrued interest not previously included in income, the receipt of the common stock will be taxable as ordinary income. A U.S. holder’s tax basis in the shares of common stock considered attributable to accrued interest will equal the amount of such accrued interest included in income, and the holding period for such common stock will begin on the day following the date of conversion.

Cash received in lieu of a fractional share of common stock upon conversion should be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock should result in capital gain or loss, in an amount equal to the difference between the cash received and your adjusted tax basis in the fractional share. This gain or loss should be capital gain or loss and should be taxable as described below under “— Sale, Exchange, Certain Redemptions, or Other Taxable Dispositions of Common Stock.”

Distributions on Common Stock

Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits. However, with respect to dividends received by individuals, for taxable years beginning before January 1, 2011, such dividends are generally taxed at a maximum U.S. federal income tax rate of 15%, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, exchange, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS, other than with respect to corporations and other exempt holders, with respect to interest on the notes, dividends paid on the common stock and proceeds received from a disposition of the notes or shares of common stock. Unless a U.S. holder is an exempt recipient such as a corporation, it may be subject to backup withholding tax (currently at a rate of 28%) with respect to interest paid on the notes, dividends paid on the common stock or with respect to proceeds received from a disposition of the notes or shares of common stock. A U.S. holder will be subject to backup withholding if it is not otherwise exempt and it:

•	fails to furnish its taxpayer identification number, or “TIN”, which for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified it that it is subject to backup withholding.

Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. holder will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability and may be entitled to a refund provided that the required information is furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

Payments of Interest

Interest paid on the notes to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with the conduct of a U.S. trade or business of a non-U.S. holder and provided that a non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) provides an IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to non-United States status in compliance with applicable law and regulations, or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from a non-U.S. holder or a qualifying intermediary and furnishes us or our agent with a copy.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to it will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder qualifies for the benefits of an applicable tax treaty under which such payments of interest are either exempt from or subject to a reduced rate of U.S. federal withholding tax and such non-U.S. holder certifies that it is entitled to such treaty benefits by providing an IRS Form W-8BEN (or suitable substitute form).

In addition, if interest on the notes is effectively connected with a trade or business conducted by a non-U.S. holder, such non-U.S. holder will not be subject to withholding if it complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated rates in the same manner as if it were a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the U.S. and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by it in the U.S. and the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. If a non-U.S. holder is a corporation, effectively connected income also may be subject to the additional branch profits tax, which is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Distributions on Common Stock and Constructive Distributions

If distributions are made with respect to our common stock (including any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion rate of the notes see “— Consequences to U.S. Holders — Constructive Distributions” above), such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied in reduction of a non-U.S. holders tax basis in the common stock, and to the extent such portion exceeds its tax basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “— Sale, Exchange, Certain Redemption, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock.”

Dividends paid to a non-U.S. holder will be subject to the U.S. federal withholding tax at a 30% rate unless the non-U.S. holder qualifies for a reduced rate under an applicable tax treaty and provides the requisite certifications on a Form W-8BEN (or suitable substitute form). In addition, dividends effectively connected with a trade or business of a non-U.S. holder and, if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder within the United States, will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements and will be subject to U.S. federal income tax on a net income basis. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the branch profits tax, which is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Gain realized by a non-U.S. holder on the sale, exchange, certain redemptions or other taxable disposition of a note or common stock generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we may have been, currently are, or may become, a “United States real property holding corporation” for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be, and during the shorter of such periods referred to above the non-U.S. holder has owned or owns more than 5% (actually or constructively) of any class of our common stock or the non-U.S. holder has owned or owns the notes if on the date such notes were or are acquired by such non-U.S. holder such notes had a fair market value greater than 5% of the regularly traded class of our stock with the lowest fair market value.

If a non-U.S. holder is an individual described in the first bullet point above, such holder will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock generally at U.S. federal income tax rates applicable to long-term or short-term capital gains, depending on the non-U.S. holder’s holding period in the notes or common stock. If a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it will be subject to tax on its net gain generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder is an individual described in the second bullet point above, such holder generally will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, which gain may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Any common stock which a non-U.S. holder receives on the conversion of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “Consequences to Non-U.S. Holders — Payments of Interest.”

Information Reporting and Backup Withholding

Information Reporting

The payment of interest and dividends to a non-U.S. holder is not subject to information reporting on IRS Form 1099 if applicable certification requirements (for example, by delivering a properly executed IRS Form W-8BEN) are satisfied. The payment of proceeds from the sale or other disposition of the notes or common stock by a broker to a non-U.S. holder is not subject to information reporting if:

•

the beneficial owner of the notes or common stock certifies the owner’s non-U.S. status under penalties of perjury (i.e., by providing a properly executed IRS Form W-8BEN), or otherwise establishes an exemption; or

•	the sale or other disposition of the notes or common stock is effected outside the United States by a foreign office, unless the broker is:

•	a U.S. person;

•	a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•	a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.

In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest or dividends paid to a non-U.S. holder. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement.

Backup Withholding

Backup withholding (currently at a rate of 28%) is required only on payments that are subject to the information reporting requirements discussed above (i.e., the payments of interest, dividends and the proceeds from the sale or other disposition of the notes and common stock to be reported on IRS Form 1099), and only if other requirements are satisfied. Even if the payment of proceeds from the sale or other disposition of notes or common stock is subject to the information reporting requirements, the payment of proceeds from a sale or other disposition outside the United States will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. person. Backup withholding does not apply when any other provision of the Code requires withholding. For example, if interest payments are subject to the withholding tax described above under “— Consequences to Non-U.S. Holders — Payments of Interest” backup withholding will not also be imposed. Thus, backup withholding may be required on payments subject to information reporting, but not otherwise subject to withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under these rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished timely to the IRS.

THE ABOVE SUMMARY IS IN NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO HOLDERS WITH RESPECT TO THEIR ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES OR OUR COMMON STOCK INTO WHICH NOTES ARE CONVERTIBLE PURSUANT TO THE OFFER OR IN TRANSACTIONS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, AND HOLDERS SHOULD, THEREFORE, CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below, and, along with Barclays Capital Inc. and Citigroup Global Markets Inc., as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of notes set forth opposite the underwriter’s name:

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$202,400,000
Morgan Stanley & Co. Incorporated	$202,400,000
Barclays Capital Inc.	26,650,000
Citigroup Global Markets Inc.	15,200,000
Deutsche Bank Securities Inc.	26,650,000
Mitsubishi UFJ Securities (USA), Inc.	13,350,000
ANZ Securities, Inc.	13,350,000

Total	$500,000,000

The underwriters are committed to purchase all of the notes offered by us if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the offering price and other selling terms may be changed by the underwriters. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to an additional $75,000,000 aggregate principal amount of notes at the initial offering price less the underwriters’ discount. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. The underwriters may exercise the option solely to cover over-allotments. If any notes are purchased with this over-allotment option, the underwriters will purchase notes in approximately the same proportion as shown in the table above. If any additional notes are purchased, the underwriters will offer the additional notes on the same terms as those on which the notes are being offered.

We have agreed with the underwriters, for a period of 90 days from the date of this prospectus supplement and our directors and executive officers, have, subject to certain exceptions, agreed, for a period of 30 days from the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of each of the representatives. In addition, for a period of 90 days after the date of this prospectus supplement, we may not, without the prior consent of each of the representatives, file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the foregoing restrictions on the company will not apply to (1) our sale of common stock in this offering, (2) the issuance of the Convertible Notes in the concurrent Convertible Notes Offering and shares of common stock under the terms thereof, (3) the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of any security outstanding on the date of this prospectus supplement of which the representatives have been advised in writing, or (4) our filing of a registration statement on Form S-8 in respect of securities to be issued pursuant to any benefit plan approved by our shareholders at our 2009 annual meeting and described in the proxy statement relating to such meeting or the granting of awards under any such plan or any other plan in effect on the date of this prospectus supplement and described as required by the underwriting agreement.

In addition, the underwriters have agreed that the foregoing restrictions on our directors and executive officers will not apply to (a) transfers of shares of common stock (or securities convertible into common stock) (1) as a bona fide gift or gifts, (2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (3) by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, pursuant to the exercise of any stock option or other award that would otherwise expire during the restricted period granted pursuant to any Company program, including but not limited to, any form of “cashless” exercise generally available for such grants, provided that the net resulting shares from such stock option exercise are not transferred during the restricted period; or (5) pursuant to the use of any common stock or stock options as collateral for a loan, provided that the holder of such collateral executes this agreement or an agreement in substantially similar form, (b) the establishment of, or sales of common stock pursuant to, a trading plan that complies with the requirements of Rule 10b5-1 under the Exchange Act and (c) forfeitures, cancellations or surrenders of shares of common stock to the Company pursuant to any Company program, including under clawback provisions or upon termination of employments. In the case of clause (a) above, no filing by any party under the Exchange Act shall be made voluntarily in connection with such transfer.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.

	Without over-allotment exercise	With full over-allotment exercise
Per Note	$22.50	$22.50
Total	$11,250,000	$12,937,500

The notes are a new issue of securities, and there is currently no established trading market for the notes. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $200,000.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling notes in the open market for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These stabilizing transactions may include making short sales of the notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over allotment option, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the over allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M promulgated under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the notes, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase notes in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those notes as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes, and, as a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over the counter market or otherwise.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate an aggregate principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, an affiliate of each of the underwriters is a lender under our revolving credit facilities, including our 364-Day Facility. Some or all of the net cash proceeds received by us in this offering and the concurrent Common Stock Offering will be used to repay outstanding indebtedness under the 364-Day Facility. In addition, certain of the underwriters or their affiliates also are service dealers under our commercial paper program and investment managers with respect to assets held in the master trust fund for one or more pension plans maintained by us. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Alain J. P. Belda, Chairman of the Board of Alcoa, and Franklin A. Thomas, a director of Alcoa, are also directors of Citigroup Inc., the parent company of Citigroup Global Markets Inc.

As described above and under “Use of Proceeds,” we intend to use the net proceeds to prepay indebtedness outstanding under our 364-Day Facility. If the net proceeds are used in this manner, more than 10% of the net proceeds of this offering, not including underwriting compensation, will be received by the members or affiliates of members of the Financial Industry Regulatory Authority, or FINRA, participating in this offering. Consequently, this offering is being conducted in compliance with FINRA Rule 5110(h). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation, or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and otherwise in compliance with the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the notes and the shares of our common stock issuable upon conversion of the notes will be passed upon for us by Thomas F. Seligson, Esq., Counsel to Alcoa. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock.

Certain matters relating to the offering will be passed upon for Alcoa by K&L Gates LLP, New York, New York. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

EXPERTS

The consolidated financial statements, as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Alcoa Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Alcoa Inc.

Debt Securities

Class B Serial Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Alcoa Trust I

Trust Preferred Securities Fully and Unconditionally Guaranteed by Alcoa Inc.

Alcoa Inc. may offer from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	Class B serial preferred stock;

•	common stock;

•	warrants to purchase debt securities, Class B serial preferred stock or common stock;

•	stock purchase contracts; or

•	stock purchase units.

Alcoa Inc.’s common stock is listed on the New York Stock Exchange under the symbol “AA.”

Alcoa Trust I may offer from time to time trust preferred securities, fully and unconditionally guaranteed on a subordinated basis by Alcoa Inc.

We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

The mailing address of the principal executive offices of Alcoa Inc. is 390 Park Avenue, New York, New York 10022-4608, and the telephone number is 212-836-2600. The mailing address of the principal executive offices of Alcoa Trust I is 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, and the telephone number is 412-553-4545.

We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this Prospectus is March 10, 2008.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Alcoa and the Alcoa Trust have filed with the Securities and Exchange Commission (the “SEC”), using an automatic shelf registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus does not contain all of the information in that registration statement. For further information about Alcoa’s business, the Alcoa Trust and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references in this prospectus to “the Alcoa Trust” are to Alcoa Trust I.

WHERE YOU CAN FIND MORE INFORMATION

Alcoa files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.alcoa.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering under this prospectus, except as noted in the paragraph below:

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Current Reports on Form 8-K filed on January 18, 2008, January 28, 2008 and March 3, 2008.

We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

You also may receive a copy of the registration statement of which this prospectus is a part and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s web site at http://www.sec.gov.

No separate financial statements of the Alcoa Trust have been included or incorporated by reference in this prospectus. Neither the Alcoa Trust nor Alcoa considers financial statements of the Alcoa Trust to be material to investors in the securities offered under this prospectus because:

•	all of the voting securities of the Alcoa Trust will be owned, directly or indirectly, by Alcoa, a reporting company under the Exchange Act;

•

the Alcoa Trust has no independent operations and exists solely for the purposes of (i) issuing and selling trust preferred securities and investing the proceeds in a specific series of subordinated debt securities issued by Alcoa; (ii) issuing to Alcoa trust common securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds in additional subordinated debt securities issued by Alcoa; and (iii) engaging in other activities that are necessary, convenient or incidental to the foregoing; and

•

the obligations of the Alcoa Trust under any trust preferred securities issued by it will be fully and unconditionally guaranteed on a subordinated basis by Alcoa to the extent described in this prospectus or any applicable prospectus supplement.

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is the world leader in the production and management of primary aluminum, fabricated aluminum and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (LME) and priced daily based on market supply and demand. Aluminum and alumina represent approximately three-fourths of Alcoa’s revenues, and the price of aluminum influences the operating results of Alcoa. Non-aluminum products include precision castings, industrial fasteners and electrical distribution systems for cars and trucks. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

ALCOA TRUST I

The Alcoa Trust is a statutory business trust formed in 1998 under Delaware law pursuant to:

•	a Declaration of Trust (the “Declaration”) executed by Alcoa, as sponsor for the Alcoa Trust, and the trustees of the Alcoa Trust; and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The Alcoa Trust exists for the sole purposes of:

•	issuing and selling trust preferred securities and investing the proceeds in a specific series of subordinated debt securities issued by Alcoa;

•

issuing to Alcoa trust common securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds in additional subordinated debt securities issued by Alcoa; and

•	engaging in other activities that are necessary, convenient or incidental to the foregoing.

The Alcoa Trust will not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake, or permit to be undertaken, any activity that would cause the Alcoa Trust not to be classified for U.S. Federal income tax purposes as a grantor trust. Alcoa will own all of the trust common securities issued by the Alcoa Trust, if any. The trust common securities will rank pari passu, and payments will be made thereon pro rata, with any trust preferred securities issued by the Alcoa Trust, except that upon the occurrence and continuance of an event of default under the Declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of any trust preferred securities issued by the Alcoa Trust. In connection with the issuance of trust preferred securities by the Alcoa Trust, Alcoa will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of the Alcoa Trust. The Alcoa Trust has a term of 40 years but may terminate earlier as provided in the Declaration.

The Alcoa Trust’s business and affairs will be conducted by the trustees. Alcoa, as the holder of the trust common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the Alcoa Trust. The duties and obligations of the trustees will be governed by the Declaration. At least one of the trustees of the Alcoa Trust will be a person who is an employee or officer of or who is affiliated with Alcoa (a “Regular Trustee”). One trustee of the Alcoa Trust will be a financial institution that is not affiliated with Alcoa, which will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms set forth in an applicable prospectus supplement (the “Property Trustee”). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of the Alcoa Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the “Delaware Trustee”).

Alcoa will pay all fees and expenses related to the Alcoa Trust and any offering of trust preferred securities under this prospectus. Unless otherwise set forth in a prospectus supplement relating to an offering of trust preferred securities, the Property Trustee will be The Bank of New York Trust Company, N.A., and the Delaware Trustee will be BNYM (Delaware) (formerly known as The Bank of New York (Delaware)), as successor trustee to Chase Bank USA National Association (formerly known as Chase Manhattan Bank Delaware). The office of the Delaware Trustee in the State of Delaware is 100 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Alcoa Trust is c/o Alcoa Inc., 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858 (telephone: (412) 553-4545).

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference in this prospectus, and any applicable prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “projects,” “should,” “will,” “will likely result,” or other similar expressions. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

For information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled “Risk Factors” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of Alcoa’s earnings to fixed charges for the periods indicated:

Year Ended December 31,
2007	2006	2005	2004	2003
7.5x	6.8x	5.4x	7.1x	5.2x

The ratios include all earnings from continuing operations and fixed charges of Alcoa. Earnings have been calculated by adding to income from continuing operations the following: minority interests; the provision for taxes on income; amortization of capitalized interest; interest expense, amortization of debt expense and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and have been decreased by the following: equity income of entities less than 50% owned; and the minority interests’ share in the pretax income of majority-owned subsidiaries of Alcoa without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority-owned subsidiaries.

A ratio of combined fixed charges and preference dividends to earnings is not presented as the results do not differ materially from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Alcoa will use the net proceeds from the sale of the securities offered by it under this prospectus for general corporate purposes, which may include repayment of borrowings (including borrowings under Alcoa’s commercial paper program), satisfaction of working capital requirements, capital expenditures, purchases under stock repurchase programs and funding of acquisitions. Unless otherwise specified in an applicable prospectus supplement, the Alcoa Trust will use the net proceeds from the sale of trust preferred securities offered by it under this prospectus to purchase subordinated debt securities of Alcoa. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that Alcoa may offer from time to time in the future under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in a prospectus supplement relating to the issuance of those senior debt securities.

Senior debt securities may be issued, from time to time, in one or more series under the Indenture, dated as of September 30, 1993, between Alcoa and The Bank of New York Trust Company, N.A., as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the First Supplemental Indenture, dated as of January 25, 2007, between Alcoa and The Bank of New York Trust Company, N.A., as trustee (together, the “senior indenture”). The senior indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You may also obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.” References in this prospectus to the trustee for the senior debt securities mean The Bank of New York Trust Company, N.A.

The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus.

General

The senior indenture does not limit the aggregate principal amount of senior debt securities that Alcoa may issue, whether under the senior indenture or any existing indenture or other indenture that Alcoa may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:

•	will be unsecured obligations of Alcoa;

•	may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Alcoa for each series; and

•	will rank on a parity with all other unsecured and unsubordinated indebtedness of Alcoa.

A prospectus supplement will describe the following terms of any series of senior debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such senior debt securities that Alcoa may issue;

•

whether the senior debt securities are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities are to be issuable initially in temporary global form and whether any of the senior debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the senior debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•

the regular record date for any interest payable on any senior debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

•

the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities will be payable and each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities may be presented for registration of transfer or exchange;

•

the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•

any obligation of Alcoa to redeem or purchase the senior debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•

the denominations in which any senior debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•

the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the portion of the principal amount of the senior debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the senior debt securities;

•	whether the senior debt securities will be subject to defeasance or covenant defeasance as described under “Defeasance and Covenant Defeasance”;

•	any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•

whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•

any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the senior indenture;

•	whether the senior debt securities are issuable as a global security, and in such case, the identity of the depository;

•	any applicable material U.S. Federal income tax consequences;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the senior debt securities.

Senior debt securities may be issued at a substantial discount below their stated principal amount. Certain U.S. Federal income tax considerations applicable to senior debt securities issued at a discount and to senior debt securities that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.

Senior debt securities may also be issued under the senior indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Form, Exchange, Registration and Transfer

Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Section 201) See “Permanent Global Securities.”

In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:

•	is not a U.S. person;

•

is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a U.S. person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Alcoa or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or

•	is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities.”

Senior debt securities may be presented for exchange as follows:

•	Registered securities will be exchangeable for other registered securities of the same series.

•

If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

•

Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

•	Bearer securities will not be issued in exchange for registered securities.

•

Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any U.S. Person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Alcoa or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Alcoa for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Alcoa with respect to any series of senior debt securities, Alcoa may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Alcoa may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

If debt securities of a series are redeemed in part, Alcoa will not be required to:

•

issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•

if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Alcoa from time to time. At the option of Alcoa, payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Alcoa may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Alcoa in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Alcoa’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Alcoa for payments with respect to senior debt securities which are issuable solely as registered securities. Alcoa will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Alcoa for the senior debt securities will be named in an applicable prospectus supplement. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain:

•

a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

•

a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Alcoa will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)

All monies paid by Alcoa to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Alcoa. Thereafter, the holder of any such senior debt security or any coupon may look only to Alcoa for payment. (Section 1003)

Book-Entry Securities

The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:

•	the depository notifies Alcoa that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•	Alcoa executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•

there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.

The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Alcoa expects that the following provisions will apply to depository arrangements.

Unless otherwise specified in the applicable prospectus supplement, senior debt securities that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities or by Alcoa if the senior debt securities are offered and sold directly by Alcoa. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.

So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:

•	will not be entitled to have senior debt securities of the series registered in their names;

•	will not receive or be entitled to receive physical delivery of senior debt securities in certificated form; and

•	will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Alcoa understands that under existing industry practices, if Alcoa requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Temporary Global Securities

If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:

•	written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•

written certification by Euroclear or Clearstream from the person entitled to receive such senior debt securities in the form and to the effect described under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Alcoa or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.

Permanent Global Securities

If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305).

A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:

•	the holder of the permanent global senior debt security, or

•	in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203) Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.

Certain Limitations

The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Liens. Alcoa covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property of Alcoa or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. The foregoing restriction, however, will not apply to:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•

mortgages on property existing at the time of acquisition of such property by Alcoa or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•	mortgages to secure indebtedness of a Restricted Subsidiary to Alcoa or another Restricted Subsidiary;

•	mortgages existing at the date of the senior indenture;

•

mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Alcoa or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Alcoa or a Restricted Subsidiary;

•	certain mortgages in favor of governmental entities; or

•	extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Alcoa or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets. (Section 1009)

Sale and Leaseback Arrangements. Alcoa covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Alcoa or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Alcoa or such Restricted Subsidiary to such person, unless either:

•

Alcoa or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the senior debt securities pursuant to the limitation in the senior indenture on liens; or

•

Alcoa applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:

•	involving a lease for a term of not more than three years; or

•	between Alcoa and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions. The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities in the event of a highly leveraged transaction involving Alcoa.

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.

“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:

•	the fair value of such property as determined by Alcoa’s board of directors; or

•

the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:

•	all current liabilities except for:

•	notes and loans payable,

•	current maturities of long-term debt, and

•	current maturities of obligations under capital leases; and

•

all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Alcoa and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:

•	owned by Alcoa or any Restricted Subsidiary; and

•	located within the continental United States of America.

However, any plant that, in the opinion of Alcoa’s board of directors, is not of material importance to the total business conducted by Alcoa and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:

•	is principally engaged in leasing or in financing receivables, or

•	is principally engaged in financing Alcoa’s operations outside the continental United States, or

•	principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Alcoa or by one or more Subsidiaries.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to senior debt securities:

(a)	failure to pay any interest when due, and this failure continues for 30 days;

(b)	failure to pay any principal or premium when due;

(c)	failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)	failure to perform any other covenant of Alcoa in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)	default resulting in acceleration of any indebtedness for money borrowed by Alcoa in a principal amount in excess of $50,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;

(f)	certain events in bankruptcy, insolvency or reorganization involving Alcoa; and

(g)	any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities issued under the senior indenture before January 25, 2007 (the date of the First Supplemental Indenture), the acceleration of outstanding indebtedness of Alcoa may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of any series of senior debt securities issued after the date of the First Supplemental Indenture.

If an event of default with respect to senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603) The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)

Conversion and Exchange Rights

The senior debt securities of any series may be convertible into or exchangeable for other securities of Alcoa or another issuer on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Alcoa, at its option:

(a)	will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•	issue temporary senior debt securities pending preparation of definitive senior debt securities,

•	register the transfer or exchange of senior debt securities of such series,

•	replace stolen, lost or mutilated senior debt securities of such series, and

•	maintain paying agents and hold monies for payment in trust,

or

(b)	need not comply with the covenants that are set forth under “Certain Limitations” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” will no longer be events of default, if, in each case, Alcoa irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due, which may include one or more redemption dates designated by Alcoa, in accordance with the terms of the senior indenture and the senior debt securities. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:

•

no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•

Alcoa has delivered an opinion of counsel based, in the event of a defeasance of the type described in clause (b) above, upon a ruling from the Internal Revenue Service or a change in applicable U.S. Federal income tax law from the date of the senior indenture, to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. Federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Alcoa omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Alcoa will remain liable in respect of such payments.

Meetings, Modification and Waiver

Alcoa and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Alcoa and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•	reduce the principal amount of, or premium or interest on, any senior debt security;

•	change any obligation of Alcoa to pay additional amounts;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•

reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•	reduce the requirements contained in the senior indenture for quorum or voting;

•	change any obligation of Alcoa to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•	modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Alcoa with certain restrictive provisions of the senior indenture. (Section 1012)

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:

•	in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•

in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities for quorum purposes:

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•	senior debt securities owned by Alcoa or an affiliate of Alcoa will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Alcoa or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402) To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:

•	a holder of one or more outstanding senior debt securities of the series; or

•	a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,

•

any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•

any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than 66 2/3% in principal amount of the outstanding senior debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding senior debt securities of such series will constitute a quorum. (Section 1404)

Consolidation, Merger and Sale of Assets

Alcoa may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, provided that:

•	any successor person assumes Alcoa’s obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•	certain other conditions are met. (Section 801)

Notices

Except as otherwise provided in the senior indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register. (Sections 101 and 106)

Title

Title to any bearer securities and any coupons will pass by delivery. Alcoa, the trustee and any agent of Alcoa or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

Alcoa will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.

Alcoa will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the senior debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Alcoa and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Alcoa may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)

Regarding the Trustee

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities and serves as the trustee for other debt securities of certain of Alcoa’s subsidiaries. The Bank of New York Trust Company, N.A. has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

The trustee under the senior indenture may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description sets forth certain general terms and provisions of the subordinated debt securities that Alcoa may offer. The particular terms of the subordinated debt securities and the extent, if any, to which the general provisions may apply to the subordinated debt securities will be described in the related prospectus supplement.

The subordinated debt securities may be issued under an indenture between Alcoa and The Bank of New York Trust Company, N.A., as trustee, or such other trustee that is named in a prospectus supplement (the “subordinated indenture”). The form of the subordinated indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the subordinated indenture and the subordinated debt securities is not meant to be complete. For more information, you should refer to the full text of the subordinated indenture and the subordinated debt securities, including the definitions of terms used and not defined in this prospectus or the related prospectus supplement.

General

The subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of Alcoa. The subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Alcoa, whether under the subordinated indenture or any existing or other indenture that Alcoa may enter into in the future or otherwise. See “Subordination.”

The subordinated debt securities will not be subject to any sinking fund provision.

A prospectus supplement will describe the following terms of any series of subordinated debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such subordinated debt securities that Alcoa may issue;

•

whether the subordinated debt securities are to be issuable as registered securities or bearer securities or both, whether any of the subordinated debt securities are to be issuable initially in temporary global form and whether any of the subordinated debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the subordinated debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•

the regular record date for any interest payable on any subordinated debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global subordinated debt security on an interest payment date will be paid;

•

the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•

each office or agency where, subject to the terms of the subordinated indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the subordinated debt securities will be payable and each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•

the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•

any obligation of Alcoa to redeem or purchase the subordinated debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•

the denominations in which any subordinated debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any subordinated debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•

the currency, currencies or currency units of payment of principal of and any premium and interest on the subordinated debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding subordinated debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the portion of the principal amount of the subordinated debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the subordinated debt securities;

•	whether the subordinated debt securities will be subject to defeasance or covenant defeasance;

•	any terms and conditions under which the subordinated debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•

whether the subordinated debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the subordinated indenture in which any such book-entry security may be transferred to, and registered and exchanged for subordinated debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•

any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the subordinated indenture;

•	whether the subordinated debt securities are issuable as a global security, and in such case, the identity of the depository;

•	the subordination terms of the subordinated debt securities;

•	any applicable material U.S. Federal income tax consequences;

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the subordinated debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be issued in U.S. dollars in fully registered form without coupons. No service charge will be made for any transfer or exchange of any subordinated debt securities, but Alcoa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Subordinated debt securities may also be issued under the subordinated indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Global Securities

If any subordinated debt securities are represented by one or more global securities, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global security may exchange those interests for subordinated debt securities of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

The specific terms of the depository arrangement regarding any portion of subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment and Paying Agents

Payments on subordinated debt securities represented by a global security will be made to the depository for the subordinated debt securities. If subordinated debt securities are issued in definitive form, then the following will take place at the corporate office of the trustee in Pittsburgh, Pennsylvania or at the office of such paying agent(s) as Alcoa may designate:

•	payment of principal of and any premium and interest on the subordinated debt securities;

•	registration of the transfer of the subordinated debt securities; and

•	the exchange of the subordinated debt securities into subordinated debt securities of other denominations of a like aggregate principal amount.

However, at the option of Alcoa, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as such address appears in the securities register; or

•

by wire transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Payment of any interest on subordinated debt securities will be made to the person in whose name the subordinated debt securities are registered at the close of business on the regular record date for the interest, except in the case of defaulted interest. Unless otherwise set forth in the applicable prospectus supplement, the regular record date for the interest payable on any interest payment date will be the 15th day, whether or not a business day, next preceding such interest payment date. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent. (Section 2.3)

Any monies deposited with the trustee or any paying agent or then held by Alcoa in trust for the payment of the principal of and any premium or interest on any subordinated debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of Alcoa, be repaid to Alcoa. Thereafter, the holder of such subordinated debt securities may look, as a general unsecured creditor, only to Alcoa for payment. (Section 10.3)

Modification of Indenture

Alcoa and the trustee may, without the consent of the holders of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the subordinated debt securities; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act. (Section 9.1)

Alcoa and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated debt securities, modify the subordinated indenture in a manner affecting the rights of the holders of the subordinated debt securities. However, no such modification may, without the consent of the holder of each outstanding subordinated debt security so affected:

•	change the stated maturity of the subordinated debt securities;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement;

•	reduce the premium payable upon redemption;

•	impair any right to institute suit for the enforcement of any such payment;

•	adversely affect the subordination provisions of the subordinated indenture or any right to convert or exchange any subordinated debt securities; or

•	reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated indenture. (Section 9.2)

Events of Default

Any one or more of the following described events that has occurred and is continuing constitutes an event of default with respect to the subordinated debt securities:

(a)	failure for 30 days to pay any interest when due (subject to the deferral of any due date in the case of an extension period);

(b)	failure to pay any principal or premium when due whether at maturity, upon redemption, by declaration or otherwise;

(c)	failure by Alcoa to deliver securities upon an appropriate election by holders of subordinated debt securities to convert their subordinated debt securities into those securities;

(d)	failure to observe or perform certain other covenants contained in the subordinated indenture for 90 days after written notice to Alcoa from the trustee or to the trustee and Alcoa from the holders of at least 25% in aggregate outstanding principal amount of the subordinated debt securities; or

(e)	certain events in bankruptcy, insolvency or reorganization of Alcoa. (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee consistent with the subordinated indenture with respect to the subordinated debt securities of that series. (Section 5.12) If an event of default with respect to subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal of all of the subordinated debt securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to subordinated debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of that series may annul and rescind such declaration if the default, other than the non-payment of the principal of the subordinated debt securities which has become due solely by such acceleration, has been cured or waived, and a sum sufficient to pay all matured installments of interest and principal due, otherwise than by acceleration, has been deposited with the trustee. (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series may, on behalf of the holders of all the subordinated debt securities of that series, waive any past default under the subordinated indenture with respect to that series. However, they may not waive:

•

a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee; or

•

a default in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security. (Section 5.13)

Alcoa is required to file annually with the trustee a certificate as to whether or not Alcoa is in compliance with all the conditions and covenants applicable to it under the subordinated indenture. (Section 10.5)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, unless:

•

if Alcoa consolidates with or merges into another person or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes Alcoa’s obligations on the subordinated debt securities and under the subordinated indenture;

•	immediately after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•	certain other conditions as prescribed in the subordinated indenture are met. (Section 8.1)

Highly Leveraged Transactions

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Alcoa that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

The subordinated indenture will cease to be of further effect, and Alcoa will be deemed to have satisfied and discharged the subordinated indenture, when, among other things:

•

all subordinated debt securities not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year; and

•

Alcoa irrevocably deposits or causes to be deposited with the trustee as trust funds money and/or U.S. government obligations sufficient to pay and discharge the entire indebtedness on the subordinated debt securities for the principal and any premium, interest and other sums payable under the subordinated indenture on the dates such payments are due. (Section 4.1)

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Alcoa whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of assets of Alcoa to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Alcoa,

the holders of Senior Debt will first be entitled to receive payment in full of principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities. (Sections 12.1 and 12.2)

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities. (Section 12.1)

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt;

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding is pending with respect to any such default or event of default with respect to any Senior Debt. (Section 12.3)

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the subordinated indenture.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior Debt” means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alcoa, whether or not such claim for post-petition interest is allowed in such proceeding, on Debt of Alcoa, whether incurred on, before or after the date of the subordinated indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

The subordinated indenture will place no limitation on the amount of additional Senior Debt that may be incurred by Alcoa.

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies. (Section 1.12)

Information Concerning the Trustee

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Trust Company, N.A. will be the trustee under the subordinated indenture. The trustee is not obligated to exercise any of its powers under the subordinated indenture at the request of any holder of subordinated debt securities, unless the holder offers to indemnify the trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 6.3)

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities of Alcoa and also serves as the trustee for other debt securities of certain of Alcoa’s subsidiaries. The Bank of New York Trust Company, N.A. has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

The trustee under the subordinated indenture may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

Additional Provisions that may be Applicable to Subordinated Debt Securities

Alcoa may issue a specific series of subordinated debt securities in connection with the issuance by the Alcoa Trust of trust preferred securities. See “Description of Trust Preferred Securities and Trust Guarantee” below. At the time the Alcoa Trust issues trust preferred securities, it will invest the proceeds from the issuance of such securities, together with the consideration paid by Alcoa for the related trust common securities, in subordinated debt securities. The subordinated debt securities held by the Alcoa Trust will be in the principal amount equal to the aggregate stated liquidation amount of the trust preferred securities plus Alcoa’s concurrent investment in the related trust common securities.

So long as any of the trust preferred securities remain outstanding:

•	no modification may be made to the subordinated indenture relating to the subordinated debt securities that adversely affects the holders of the trust preferred securities in any material respect;

•

no termination of the subordinated indenture may occur, and no waiver of any event of default with respect to the subordinated debt securities or compliance with any covenant under the subordinated indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities then outstanding unless and until the principal of and any premium on the subordinated debt securities and all accrued and unpaid interest thereon has been paid in full; and

•

where a consent under the subordinated indenture would require the consent of each holder of subordinated debt securities, no such consent will be given by the Property Trustee without the prior consent of each holder of the trust preferred securities. (Sections 9.1 and 9.2)

If an event of default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the subordinated debt securities and any other amounts payable under the subordinated indenture to be due and payable and to enforce its other rights as a creditor with respect to the subordinated debt securities. (Section 5.2)

Upon the occurrence and continuance of an event of default under the subordinated indenture:

•

the holders of at least 25% in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to declare the principal of all the subordinated debt securities to be immediately due and payable if the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities fail to make such declaration; and

•

the holders of a majority in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to annul and rescind such declaration if the holders of a majority in principal amount of the outstanding subordinated debt securities fail to annul and rescind such declaration as provided in the subordinated indenture. (Section 5.2)

The holders of a majority in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to waive any past default under the subordinated indenture if the holders of a majority in principal amount of the outstanding subordinated debt securities fail to waive such past default as provided in the subordinated indenture. (Section 5.13)

Any consolidation, merger, conveyance, transfer or lease of Alcoa’s properties and assets substantially as an entirety permitted under the subordinated indenture must also be permitted under the trust agreement and the trust guarantee relating to the trust preferred securities. (Section 8.1)

Under the subordinated indenture, Alcoa will pay all of the costs, expenses or liabilities of the Alcoa Trust, other than obligations of the Alcoa Trust to pay to the holders of any trust preferred securities or trust common securities the amounts due under the terms of those securities. (Section 10.9)

DESCRIPTION OF PREFERRED STOCK

Alcoa’s Articles of Incorporation, as amended, authorize Alcoa to issue two classes of preferred stock:

•	up to 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share (“Class A Stock”); and

•	up to 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share (“Class B Stock”).

As of December 31, 2007, Alcoa had 546,024 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. Alcoa initiated an ongoing program to purchase and retire shares of Class A Stock in 1989.

The following is a description of certain general terms and provisions of the series of Class B Stock. The specific terms of a particular series of Class B Stock will be described in the related prospectus supplement. The terms of any series of Class B Stock as set forth in a prospectus supplement may differ from the terms set forth below. The following description of Class B Stock and the description of the terms of a particular series of Class B Stock set forth in the applicable prospectus supplement are not meant to be complete. For more information, you should refer to Alcoa’s Articles of Incorporation and Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

The board of directors of Alcoa may issue shares of Class B Stock in one or more series and may fix the specific number of shares and, subject to Alcoa’s Articles of Incorporation, the relative rights and preferences of any such series so established. All shares of preferred stock must be identical, except with respect to the following relative rights and preferences, any of which may vary between different series:

•

the rate of dividend, including the date from which dividends will be cumulative, whether such dividend rate will be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate;

•	the price at, and the terms and conditions on, which shares may be redeemed;

•	the amounts payable on shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and

•	the terms and conditions on which the shares of any series may be converted in the event the shares of any series are convertible.

Each share of any series of Class B Stock will be identical with all other shares of the same series, except as to the date from which dividends will be cumulative.

The prospectus supplement will set forth the following specific terms regarding the series of Class B Stock it offers:

•	the designation, number of shares and liquidation preference per share;

•	the initial public offering price;

•	the dividend rate(s), or the method of determining the dividend rate(s);

•	any index upon which the amount of any dividends is determined;

•	the dates on which any dividends will accrue and be payable, whether dividends will be cumulative, and the designated record dates for determining the holders entitled to dividends;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	provisions for issuance of global securities;

•	the currency, which may be a composite currency, in which payment of any dividends will be payable if other than U.S. dollars;

•	any voting rights, except as otherwise required by law; and

•	any additional terms, preferences or rights and qualifications, limitations or restrictions.

The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the related prospectus supplement.

Dividends

The holders of Class A Stock are entitled to receive, when and as declared by Alcoa’s board of directors, out of legally available funds, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by Alcoa’s board of directors, out of legally available funds, cumulative cash or other dividends at such rate(s) and on such dates as the board of directors determines. The applicable prospectus supplement will set forth this dividend right. Rates may be fixed or variable or both. The board may not declare dividends in respect of any dividend period on any series of Class B Stock unless all accrued dividends and the current quarter yearly dividend on the Class A Stock are paid in full or the board contemporaneously declares and sets apart such Class A Stock dividends. If Alcoa has not declared and paid or set apart the full cumulative dividends on shares of a series of Class B Stock, dividends thereon will be declared and paid pro rata to the holders of the series. Alcoa will not pay interest on any dividend payment on the Class A Stock or the Class B Stock which is in arrears.

If Alcoa has not declared and paid or set apart when due full cumulative dividends on any class or series of Class A Stock or Class B Stock, including the current quarter yearly dividend for shares of Class A Stock, Alcoa may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Alcoa common stock. No restriction applies to Alcoa’s repurchase or redemption of Class A Stock or Class B Stock while there is any arrearage in the payment of dividends or any applicable sinking fund installments on Class A Stock or Class B Stock.

Redemption

Alcoa may redeem all or any part of the Class A Stock at any time at the option of its board of directors. Such redemption will be at par, plus accrued dividends. Alcoa must publish notice of such redemption in daily newspapers of general circulation in New York City and in Pittsburgh, Pennsylvania, as well as by mail to each record holder. Alcoa must give such notice not less than 30 days nor more than 60 days before the date fixed for redemption. If Alcoa redeems only part of the Class A Stock, Alcoa will select the shares to be redeemed pro rata or by lot, as Alcoa’s board of directors determines.

If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption, the following will occur, unless Alcoa fails to provide funds for payment of the redemption price:

•	dividends on the shares of Class A Stock called for redemption will cease to accrue;

•	such shares will no longer be deemed to be outstanding; and

•	holders will have no further rights as shareholders of Alcoa, except the right to receive the redemption price.

Holders will receive the redemption price for the Class A Stock when they surrender the certificates representing such shares in accordance with the redemption notice (including being properly endorsed or assigned for transfer, if Alcoa’s board of directors so requires and the notice so states). If Alcoa redeems fewer than all of the shares represented by any certificate, Alcoa will issue a new certificate representing the unredeemed shares, at no cost to the certificate holder. All shares of Class A Stock which Alcoa redeems will be cancelled and not reissued.

The terms and conditions under which all or any part of any series of the Class B Stock may be redeemed will be established by Alcoa’s board of directors before Alcoa issues such series of Class B Stock. Unless Alcoa’s board of directors determines otherwise, all shares of Class B Stock which Alcoa redeems or otherwise acquires will return to the status of authorized but unissued shares.

Liquidation Preference

Upon any liquidation, dissolution or winding up of Alcoa, each holder of Class A Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, $100 per share plus accrued and unpaid dividends, before any distribution of assets is made to or set apart for the holders of Class B Stock or common stock.

Upon any liquidation, dissolution or winding up of Alcoa, the holders of shares of each series of Class B Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, an amount fixed by the board of directors plus any accrued and unpaid dividends, before any distribution is made or set apart for holders of common stock, as described in the prospectus supplement relating to the series of Class B Stock. If Alcoa’s assets are insufficient to pay the full amount payable on shares of each series of Class B Stock in any case of liquidation, dissolution or winding up of Alcoa, the holders of shares of the series of Class B Stock will share ratably in any such distribution of assets of Alcoa in proportion to the full respective preferential amounts to which they are entitled. Once holders of shares of the series of Class B Stock are paid the full preferential amounts to which they are entitled, they will not be entitled to participate any further in any distribution of assets by Alcoa, unless indicated otherwise in the applicable prospectus supplement. A consolidation or merger of Alcoa with one or more corporations will not be deemed to be a liquidation, dissolution or winding up of Alcoa.

Conversion and Exchange Rights

Class A Stock is not convertible or exchangeable for common stock. Any terms on which shares of any series of Class B Stock are convertible into or exchangeable for common stock will be set forth in the related prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Alcoa.

Voting Rights

Except as indicated below or in the related prospectus supplement for a particular series of the Class B Stock, or except as expressly required by applicable law, the holders of Class A Stock and Class B Stock will not be entitled to vote.

Pennsylvania law requires that holders of outstanding shares of a particular class or series of stock be entitled to vote as a class on an amendment to the Articles of Incorporation that would do any of the following:

•	authorize Alcoa’s board of directors to fix and determine the relative rights and preferences as between any series of any preferred stock or special class of stock;

•	change the preferences, limitations or other special rights of the shares of a class or series in a manner which is adverse to that class or series;

•	authorize a new class or series of shares which has a preference as to dividends or assets which is senior to that of shares of a particular class or series; or

•	increase the number of authorized shares of any particular class or series which has a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

The board of directors, under Alcoa’s Articles of Incorporation, may limit or eliminate the voting rights applicable to any series of Class B Stock before the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, which will be exercisable only during extended periods of dividend arrearages, as the board of directors may determine in order to qualify such series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

Each full share of any series of the Class B Stock will be entitled to one vote on matters on which holders of such series, together with holders of any other series of Class B Stock, are entitled to vote as a single class. Therefore, the voting power of each series will depend on the number of shares in that series, and not on the liquidation preference or initial offering price of such shares.

Alcoa must obtain the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, to do the following:

•

authorize any additional class of stock or increase the authorized number of shares of preferred stock or any class of stock which ranks on a parity with the Class A Stock or Class B Stock as to dividends or assets; or

•

merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock, except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately before such merger or consolidation.

So long as any shares of Class A Stock or Class B Stock remain outstanding, Alcoa may not, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, voting as a class:

•

make any adverse change in the rights and preferences of the Class A Stock or Class B Stock. If such a change would affect any series of Class A Stock or Class B Stock adversely as compared to the effect on any other series of Class A Stock or Class B Stock, no such change may be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock;

•	authorize any additional class of stock or increase the authorized number of shares of any class of stock which ranks senior to the Class A Stock or Class B Stock as to dividends or assets; or

•	sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

DESCRIPTION OF COMMON STOCK

Alcoa is authorized to issue 1,800,000,000 shares of common stock, par value $1.00 per share. As of December 31, 2007, there were 827,401,800 shares of Alcoa common stock outstanding. In addition, as of the same date, there were 97,172,738 shares of Alcoa common stock issued and held in Alcoa’s treasury, and 99,000,000 shares of Alcoa common stock reserved for issuance under Alcoa’s stock-based compensation plans.

Dividend Rights

Holders of Alcoa common stock are entitled to receive dividends as declared by the Alcoa board of directors. However, no dividend will be declared or paid on Alcoa’s common stock until Alcoa has paid (or declared and set aside funds for payment of) all dividends which have accrued on all classes of Alcoa’s outstanding preferred stock, including the current quarter yearly dividend on the Class A Stock.

Voting Rights

Holders of Alcoa common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Alcoa, whether voluntary or involuntary, after payments to holders of preferred stock of amounts determined by the board of directors, plus any accrued dividends, Alcoa’s remaining assets will be divided among holders of Alcoa common stock. Under Alcoa’s Articles of Incorporation, neither the consolidation or merger of Alcoa with or into one or more corporations or any share exchange or division involving Alcoa will be deemed a liquidation, dissolution or winding up of Alcoa.

Preemptive or Other Subscription Rights

Holders of Alcoa common stock will not have any preemptive right to subscribe for any securities of Alcoa.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to Alcoa common stock, and Alcoa common stock is not liable to further call or assessment by Alcoa. All issued and outstanding shares of Alcoa common stock are fully paid and non-assessable.

Other Matters

Alcoa’s Articles of Incorporation provide for the following:

•	a classified board of directors with staggered three-year terms;

•	special shareholder voting requirements to remove directors; and

•	certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions.

Alcoa’s Articles of Incorporation also prohibit Alcoa’s payment of “green-mail,” that is, payment of a premium in purchasing shares of its common stock from a present or recent holder of 5% or more of the common stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the common stock. In addition, the Articles of Incorporation limit or eliminate to the fullest extent permitted by Pennsylvania law, as from time to time in effect, the personal liability of Alcoa’s directors for monetary damages, and authorize Alcoa, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to Alcoa. The classified board article provision and the anti-“greenmail” provision may have certain anti-takeover effects.

Alcoa is governed by certain “anti-takeover” provisions in the Pennsylvania Business Corporation Law (the “PBCL”). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as Alcoa. Section 2538 of the PBCL requires shareholder approval for certain transactions between a registered corporation and an interested shareholder (generally, a shareholder who owns 20% of the stock entitled to vote in an election of directors). Section 2538 applies if an interested shareholder (together with anyone acting jointly with such shareholder and any affiliates of such shareholder):

•	is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or one of its subsidiaries;

•	is to receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

•	is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or

•	is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification.

In such a case, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to such transaction. Shares held by the interested shareholder are not included in calculating the number of shares entitled to be cast, and the interested shareholder is not entitled to vote on the transaction. This special voting requirement does not apply if the proposed transaction has been approved in a prescribed manner by the corporation’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries.

Section 2555 of the PBCL may also apply to a transaction between a registered corporation and an interested shareholder, even if Section 2538 also applies. Section 2555 prohibits a corporation from engaging in a business combination with an interested shareholder unless one of the following conditions is met:

•	the board of directors has previously approved either the proposed transaction or the interested shareholder’s acquisition of shares;

•	the interested shareholder owns at least 80% of the stock entitled to vote in an election of directors and, no earlier than three months after the interested shareholder reaches the 80% level,

•	the majority of the remaining shareholders approve the proposed transaction;

•	shareholders receive a minimum “fair price” for their shares in the transaction; and

•	the other conditions of Section 2556 of the PBCL are met;

•	holders of all outstanding common stock approve the transaction;

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction; or

•

no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

Alcoa’s Articles of Incorporation also provide that Alcoa may not repurchase any stock from an interested shareholder at prices greater than the current fair market value. Under the PBCL, a person or group of persons acting in concert who hold 20% of the shares of a registered corporation entitled to vote in the election of directors constitutes a control group. On the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth under the PBCL, require the control group to purchase his or her shares at “fair value,” as defined in the PBCL.

The PBCL also contains certain provisions applicable to a registered corporation such as Alcoa which, under certain circumstances, permit a corporation to:

•	redeem “control shares,” as defined in the PBCL;

•	remove the voting rights of control shares; and

•	require the disgorgement of profits by a “controlling person,” as defined in the PBCL.

The transfer agent and registrar for Alcoa common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

General

Alcoa may issue warrants for the purchase of debt securities, Class B Stock or common stock. Alcoa may issue such warrants independently or together with other securities offered under this prospectus. Alcoa will issue each series of warrants under a separate warrant agreement to be entered into between itself and a bank or trust company, as warrant agent, that it will name in a prospectus supplement relating to the warrants being offered. The warrant agent will act solely as Alcoa’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The form of proposed warrant agreement relating to warrants to purchase senior debt securities of Alcoa, including the form of warrant certificates representing the warrants, is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A copy of the warrant agreement for any other securities offered by Alcoa will be filed with the SEC in connection with the offering of such warrants. The following summary of certain provisions of the warrants is not complete. You should read the applicable warrant agreement and related warrant certificate for provisions that may be important to you.

Debt Warrants

If Alcoa offers warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of any related debt securities with which the warrants are issued, and the number of warrants issued with each such debt security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

If debt securities purchasable upon exercise of the warrants are issuable in bearer form, the warrants may not be offered nor constitute an offer to U.S. persons other than to offices outside the United States of certain U.S. financial institutions. Moreover, bearer debt securities issuable upon exercise of the warrants may not be issued to U.S. persons other than to offices outside the United States of certain U.S. financial institutions.

Stock Warrants

If Alcoa offers warrants for the purchase of common stock or Class B Stock, a prospectus supplement relating to the stock warrants being offered will describe the terms of the common stock warrants or Class B Stock warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	whether common stock or Class B Stock may be purchased upon exercise of the warrants;

•	the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or Class B Stock that may be purchased upon exercise of each warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of Class B Stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until the exercise of their warrants to purchase debt securities, Class B Stock or common stock, holders of warrants will not have any rights as a holder of the debt securities, Class B Stock or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

Alcoa may issue stock purchase contracts, including contracts obligating holders to purchase from Alcoa, and Alcoa to sell to the holders, a specified number of shares of Alcoa common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, Class B Stock or warrants of Alcoa, trust preferred securities of Alcoa Trust I or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Alcoa to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or funded on some basis.

A prospectus supplement relating to an offering of the particular stock purchase contracts or stock purchase units will describe the terms of any stock purchase contracts or stock purchase units offered under this prospectus. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time Alcoa issues stock purchase contracts or stock purchase units. Certain U.S. Federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in any applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

Trust Preferred Securities

Prior to the offering of any trust preferred securities by the Alcoa Trust, the Declaration under which the Alcoa Trust is organized will be replaced by an amended and restated trust agreement which will authorize the trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of trust preferred securities and one series of trust common securities. The form of trust agreement is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The trust agreement will be subject to, and governed by, the Trust Indenture Act. The trust common securities will be issued directly or indirectly to Alcoa. This summary of certain terms of the trust preferred securities that may be offered under this prospectus and the trust agreement is not complete. For more information, you should refer to the full text of the trust preferred securities that may be offered under this prospectus and the trust agreement, including the definitions of terms used and not defined in this prospectus, and those made part of the trust agreement by the Trust Indenture Act.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act. A prospectus supplement relating to an offering of trust preferred securities will describe the specific terms of the trust preferred securities the Alcoa Trust is offering, including:

•	the distinctive designation of trust preferred securities;

•	the liquidation amount and the number of trust preferred securities issued by the Alcoa Trust;

•	the annual dividend rate, or method of determining the rate, and the date(s) upon which dividends will be payable;

•

whether dividends on the trust preferred securities being offered will be cumulative, and, in the case of trust preferred securities having cumulative dividend rights, the date or dates or method of determining the date(s) from which dividends on the trust preferred securities will be cumulative;

•

the amount or amounts that will be paid out of the assets of the Alcoa Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the Alcoa Trust;

•

any terms and conditions under which the trust preferred securities may be converted into shares of capital stock of Alcoa, including the conversion price per share and any circumstances under which the conversion right will expire;

•	any terms and conditions upon which the related series of the subordinated debt securities of Alcoa may be distributed to holders of the trust preferred securities;

•

any obligation of the Alcoa Trust to purchase or redeem the trust preferred securities and the price(s) at which, the period(s) within which and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

•

any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law.

Under the trust agreement, the Property Trustee will own a series of subordinated debt securities of Alcoa purchased by the Alcoa Trust for the benefit of the holders of the trust preferred securities and the trust common securities. The payment of dividends out of money held by the Alcoa Trust, and payments upon redemption of trust preferred securities or liquidation of the Alcoa Trust, will be guaranteed by Alcoa to the extent described under “Trust Guarantee.”

Certain U.S. Federal income tax considerations applicable to an investment in the trust preferred securities offered under this prospectus will be described in an applicable prospectus supplement.

In connection with the issuance of trust preferred securities, the Alcoa Trust will also issue one series of trust common securities. The trust agreement will authorize the regular trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of trust common securities having such terms as will be set forth in the trust agreement, including:

•	dividends;

•	conversion;

•	redemption;

•	voting;

•	liquidation rights; or

•	such restrictions as may be set forth in the trust agreement.

Except as otherwise provided in the prospectus supplement, the terms of the trust common securities will be substantially identical to the terms of the trust preferred securities issued by the Alcoa Trust. The trust common securities will rank pari passu, and payments will be made on the trust common securities pro rata with any trust preferred securities, except that, upon an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of any trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the Alcoa Trust. All of the trust common securities will be directly or indirectly owned by Alcoa.

Alcoa and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Property Trustee.

Trust Guarantee

Alcoa will execute and deliver a guarantee, concurrently with the issuance by the Alcoa Trust of its trust preferred securities, for the benefit of the holders of the trust preferred securities. A prospectus supplement relating to an offering of trust preferred securities will describe any significant differences between the actual terms of the trust guarantee and the summary below. The following summary of the trust guarantee is not complete. For more information, you should refer to the full text of the trust guarantee, including the definitions of terms used and not defined in this prospectus and those terms made a part of the trust guarantee by the Trust Indenture Act. The form of trust guarantee is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Alcoa will fully, irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full to the holders of trust preferred securities offered under this prospectus the trust guarantee payments, except to the extent paid by the Alcoa Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Alcoa Trust may have or assert. The following payments with respect to trust preferred securities offered under this prospectus, to the extent not paid by the Alcoa Trust, will be subject to the trust guarantee, without duplication:

•	any accrued and unpaid dividends that are required to be paid on the trust preferred securities, to the extent the Alcoa Trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid dividends, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by the Alcoa Trust; and

•

upon a liquidation of the Alcoa Trust, other than in connection with the distribution of subordinated debt securities of Alcoa to the holders of the trust preferred securities or the redemption of all of the trust preferred securities issued by the Alcoa Trust, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid dividends on the trust preferred securities to the date of payment; and

•	the amount of assets of the Alcoa Trust remaining available for distribution to holders of trust preferred securities in liquidation of the Alcoa Trust.

Alcoa’s obligation to make a trust guarantee payment may be satisfied by Alcoa’s direct payment of the required amounts to the holders of trust preferred securities or by causing the Alcoa Trust to pay the amounts to the holders.

Covenants of Alcoa

In the trust guarantee, Alcoa will covenant that, so long as any trust preferred securities issued by the Alcoa Trust remain outstanding, if there has occurred any event that would constitute an event of default under the trust guarantee or the trust agreement, then:

•	Alcoa will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its common stock, other than:

•	purchases or acquisitions of shares of common stock in connection with the satisfaction by Alcoa of its obligations under any employee benefit plan;

•	as a result of a reclassification of Alcoa’s common stock or the exchange or conversion of one class or series of Alcoa’s common stock for another class or series of Alcoa’s common stock;

•	the purchase of fractional interests in shares of Alcoa’s common stock under the conversion or exchange provisions of such common stock or the security being converted or exchanged; or

•	purchases or acquisitions of shares of common stock to be used in connection with acquisitions of common stock by shareholders under Alcoa’s dividend reinvestment plan;

or make any guarantee payments with respect to the foregoing; and

•

Alcoa will not make any payment of principal of, or premium, if any, on or repurchase any debt securities issued by Alcoa (including guarantees) which rank pari passu with or junior to the subordinated debt securities, other than at stated maturity.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any approval of the holders will be as set forth in a prospectus supplement relating to an offering of the trust preferred securities. All guarantees and agreements contained in the trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Alcoa and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination

The trust guarantee will terminate:

•	upon full payment of the redemption price of all of the trust preferred securities;

•	upon distribution of the subordinated debt securities of Alcoa held by the Alcoa Trust to the holders of the trust preferred securities; or

•	upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the Alcoa Trust.

The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under those trust preferred securities or the trust guarantee. The subordination provisions of the subordinated debt securities and the trust guarantee, respectively, will provide that in the event payment is made on the subordinated debt securities or the trust guarantee in contravention of the subordination provisions, such payments will be paid over to the holders of Senior Debt.

Ranking of the Trust Guarantee

The trust guarantee will constitute an unsecured obligation of Alcoa and will rank:

•	subordinate and junior in right of payment to all other liabilities of Alcoa;

•

pari passu with the most senior preferred or preference stock, if any, thereafter issued by Alcoa and with any guarantee thereafter entered into by Alcoa in respect of any preferred or preference stock or interests of any affiliate of Alcoa; and

•	senior to Alcoa’s common stock.

The trust agreement will provide that each holder of the trust preferred securities, by acceptance of those securities, agrees to the subordination provisions and other terms of the trust guarantee.

The trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantee will be deposited with the Property Trustee to be held for the benefit of the trust preferred securities. The Property Trustee will have the right to enforce the trust guarantee on behalf of the holders of the trust preferred securities. The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee, including the giving of directions to the Property Trustee. Any holder of trust preferred securities may institute a legal proceeding directly against Alcoa to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the Alcoa Trust, or any other person or entity. The trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Alcoa Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law

The trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

Alcoa and/or the Alcoa Trust may sell the securities in one or more of the following ways:

•	to underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	directly to purchasers in negotiated sales or in competitively bid transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the above methods of sale.

Offers to purchase securities may be solicited directly by Alcoa and/or the Alcoa Trust or by agents designated by Alcoa and/or the Alcoa Trust from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by Alcoa and/or the Alcoa Trust to that agent will be provided, in an applicable prospectus supplement. Alcoa and/or the Alcoa Trust and its agents may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Alcoa and/or the Alcoa Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Alcoa and/or the Alcoa Trust for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, Alcoa and/or the Alcoa Trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of Alcoa’s and/or the Alcoa Trust’s agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, Alcoa and/or the Alcoa Trust will authorize dealers acting as agents for Alcoa and/or the Alcoa Trust to solicit offers by certain institutions to purchase securities from Alcoa and/or the Alcoa Trust at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, Alcoa may sell shares of Alcoa common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Except for shares of Alcoa common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom the securities are sold by Alcoa and/or the Alcoa Trust for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for Alcoa and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Alcoa or the Alcoa Trust will be passed upon for Alcoa or the Alcoa Trust by Thomas F. Seligson, Esq., Counsel of Alcoa, or by Kirkpatrick & Lockhart Preston Gates Ellis LLP, New York, New York, special counsel to Alcoa and the Alcoa Trust. Certain matters relating to the securities offered by this prospectus will be passed upon for any underwriters or agents by Cravath, Swaine & Moore LLP, New York, New York. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Alcoa Inc. for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Alcoa Inc.

5.25% Convertible Notes due 2014

PROSPECTUS SUPPLEMENT

March 18, 2009

Joint Book-Running Managers

Credit Suisse	Morgan Stanley	Barclays Capital	Citi

Lead Manager

Deutsche Bank Securities

Co-Managers

ANZ Securities, Inc.	Mitsubishi UFJ Securities